UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Soliciting Material under sec.240.14a-12
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Notice of Annual Meeting—May 15, 2020
and Proxy Statement
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
30 Isabella Street
Pittsburgh, Pennsylvania 15212
Dear Stockholder:
We invite you to attend the annual meeting of stockholders of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation, on May 15, 2020 at 11:30 a.m. in Pittsburgh, Pennsylvania.
This booklet includes the formal notice of the meeting and the proxy statement. Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request a printed or e-mailed set of the proxy materials. Instructions regarding how to access the proxy materials over the Internet or to request a printed or e-mailed copy may be found in the Notice. In addition, stockholders may request proxy materials in printed or e-mailed form by mail, telephone or electronically by email on an ongoing basis.
The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about April 3, 2020. On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice. Such materials will remain available on that website until the proxy materials for the 2021 annual meeting of stockholders are made available.
The proxy statement tells you more about the items upon which we will vote at the meeting. It also explains how the voting process works and gives information about our director candidates.
Whether or not you plan to attend the annual meeting, please cast your vote by proxy over the Internet by following the instructions provided in the Notice, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that enough shares are represented to allow us to conduct the business of the annual meeting. Voting over the Internet, by telephone or by proxy card if you request one does not affect your right to vote in person if you attend the annual meeting.
We are monitoring developments regarding the coronavirus or COVID-19 pandemic and preparing in the event any changes for the Annual Meeting are necessary or appropriate. If we determine to make any change, such as to the date, time or location or to hold the Annual Meeting by remote communication, we will announce the change in advance and provide instructions on how shareholders can participate at www.wabteccorp.com.
Sincerely yours,

Albert J. Neupaver
Executive Chairman
April 3, 2020

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
30 Isabella Street
Pittsburgh, Pennsylvania 15212
NOTICE OF 2020 ANNUAL MEETING
Date, Time and Place	•	May 15, 2020 11:30 a.m.

	•	Wabtec Global Headquarters, 30 Isabella Street, Pittsburgh, Pennsylvania 15212

Purpose	•	Elect two directors for a term of three years

	•	Approve an advisory (non-binding) resolution relating to the approval of 2019 named executive officer compensation

	•	Approve the amendment of the 2011 Stock Incentive Plan to increase the number of shares available for awarding under the Plan

	•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year

	•	Conduct other business if properly raised

Procedures	•	If you own stock directly, please vote by proxy over the Internet, by telephone or by requesting a proxy card.

	•	If you own stock through a bank, stockbroker or trustee, please vote by following the instructions included in the material that you receive from your bank, stockbroker or trustee.

	•	Only stockholders of record on March 17, 2020 receive notice of, and may vote at, the meeting.

Your vote is important. Please vote over the Internet, by telephone or by requesting a proxy card.

David L. DeNinno
Executive Vice President,
General Counsel and
Secretary
April 3, 2020

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[i]

ii	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

General
We have provided you this booklet and proxy materials on or about April 3, 2020 because the Board of Directors of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (“Wabtec” or the “Company”), is soliciting your proxy to vote at the Company’s 2020 annual meeting of stockholders.
Who May Vote
Stockholders of Wabtec as reflected in our stock records at the close of business on March 17, 2020 may vote. You have one vote for each share of Wabtec common stock you own.
How to Vote
You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Your vote is important.
If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:
•	Vote by Internet, by going to the website address www.proxyvote.com and following the instructions for Internet voting shown on the website.
•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the proxy card.
•	Vote by Proxy Card, by completing, signing, dating and mailing a proxy card in the envelope provided if you requested copies of these proxy materials.
If you vote by Internet or telephone, you do not need to request a proxy card.
Shares registered in your name are generally covered by one Notice. If you hold shares through someone else, such as a bank, stockbroker, or trustee, you will get a Notice from them asking you to vote. Please follow the instructions on their Notice. Please vote with respect to each Notice you receive.
How a Proxy Works
Giving us a proxy means you authorize us to vote your shares in accordance with your directions. If you return your signed proxy card but do not make any selections as to how you wish to vote on a particular matter, your shares will be voted in favor of our director candidates, in favor of the approval of the advisory (non-binding) resolution relating to the approval of the 2019 named executive officer compensation, and in favor of ratifying the appointment of Ernst & Young LLP, as the case may be.
Changing Your Vote
You may revoke your proxy before it is voted by submitting a new proxy with a later date, including a proxy given over the Internet or by telephone, by voting in person at the meeting or by a notification in writing to the Secretary of Wabtec at 30 Isabella Street, Pittsburgh, PA 15212.
Common Stock Outstanding
As of the close of business on March 17, 2020, approximately 190,022,276 shares of Wabtec common stock were issued and outstanding.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[1]

Quorum and Voting Information
To conduct the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the meeting. You are considered a part of the quorum if you vote over the Internet, by telephone or by submitting a properly signed proxy card if you requested copies of the proxy materials.
Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied.
For Proposal 1, the two nominees for director with the most votes are elected, subject to the following guidelines adopted by the Board. Wabtec’s Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender an offer of resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate the director’s offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The Board will act to accept or reject the offer within 90 days following certification of the stockholder vote at the stockholder meeting at which the election of directors was held. The Company will publicly disclose the Board’s decision and the reasons behind the decision. A director who offers his or her resignation pursuant to these guidelines will not participate in a committee or Board decision regarding it.
The approval of each of Proposals 2, 3 and 4 requires a favorable vote of a majority of the shares present and entitled to vote on the applicable matter. An abstention will have the same effect as a vote against each applicable proposal. Broker non-votes with respect to Proposals 2 and 3 will have no effect on the outcome of the vote with respect to that proposal.
Approval of any other matter that properly comes before the annual meeting requires the favorable vote of a majority of shares present and entitled to vote on the matter, unless the matter requires more than a majority vote under statute or our amended and restated by-laws. An abstention will have the same effect as a vote against the proposal. Broker non-votes with respect to any such proposal will have no effect on the outcome of the vote with respect to that proposal.
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditor (Proposal 4), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions.

[2]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Common Stock Ownership
Director and Executive Officer Stock Ownership
Under the proxy rules of the Securities and Exchange Commission (the “SEC”), a person beneficially owns Wabtec common stock if the person has the power to vote or dispose of the shares, or if such power may be acquired, by exercising options or otherwise, within 60 days. The table below shows the number of shares of Wabtec common stock beneficially owned as of January 31, 2020 by our directors, nominees for director, Chief Executive Officer, Chief Financial Officer and the other named executive officers, and the directors and executive officers as a group. Each person has sole voting power and sole dispositive power with respect to the shares listed unless indicated otherwise.
Named Executive Officer	Shares Owned	Percent of Class
Rafael Santana	60,379(1)(2)	*
Patrick D. Dugan	112,371(1)(2)	*
Albert J. Neupaver	824,626(1)(2)	*
David L. DeNinno	94,017(1)(2)	*
Scott E. Wahlstrom	159,587(1)(2)	*
Raymond T. Betler	236,178(1)(2)(3)	*
Stéphane Rambaud-Measson	0	*
Director/Nominee	Shares Owned	Percent of Class
Philippe Alfroid	5,627(1)	*
Erwan Faiveley	6,312,926(1)(5)	3.32%
Emilio A. Fernandez	1,233,349(1)(4)(6)	*
Lee B. Foster, II	68,786(1)(7)	*
Linda A. Harty	5,501(1)	*
Brian P. Hehir	28,835(1)(8)	*
Michael W.D. Howell	6,693(1)	*
William E. Kassling	984,664(1)(4)(9)	*
Ann R. Klee	1,076(1)	*
Directors and Executive Officers as a Group (20 persons)	10,169,591(1)(2)	5.35%
*	Less than 1%. Note that all Percent of Class calculations are based on the issued and outstanding shares of Wabtec common stock as of the March 17, 2020 record date.
(1)
Includes restricted shares as follows: Mr. Santana 57,113; Mr. Dugan 46,900; Mr. Neupaver 65,475; Mr. DeNinno 45,050; Mr. Wahlstrom 18,375; and Mr. Betler 0; each other non-employee director 2,247 (with the exception of Ms. Klee who has 816 restricted shares); and all directors and executive officers as a group 287,155. The restricted stockholders have sole voting power with respect to the restricted shares but do not have sole or shared dispositive power until the restricted shares vest.

(2)
Includes options that are exercisable on or within 60 days of January 31, 2020 as follows: Mr. Santana 3,266; Mr. Dugan 10,791; Mr. Neupaver 156,208; Mr. DeNinno 8,691; Mr. Wahlstrom 26,098;and Mr. Betler 46,675; and all directors and executive officers as a group 256,472.

(3)	Includes 183,562 shares owned by Mr. Betler. Also includes 5,941 shares owned by a grantor annuity trust established by Mr. Betler.
(4)
Includes certain shares pledged to financial institutions as collateral for credit arrangements at December 31, 2019 as follows. Mr. Kassling had a zero margin balance at that date with 475,000 Wabtec shares pledged in connection with this account. Mr. Fernandez had a margin balance of $3.3 million at December 31 with 324,479 Wabtec shares pledged. On February 29, 2016, the Company’s Board adopted a policy prohibiting future pledges of Company stock as collateral for credit arrangements and requiring any such existing pledges to be eliminated by December 30, 2016 unless it is reasonably impracticable to do so and an extension is granted by the Board. In February 2020 the Board approved extensions for Messrs. Kassling and Fernandez. The Board took into account the consistent zero loan balance for Mr. Kassling and the fact that Mr. Fernandez will be retiring from the Board in May 2020. The Board’s view is that the overall number of pledged shares subject to outstanding loan balances continues to reduce and the size of the pledged position does not raise significant concerns at this time.

(5)
Includes 6,306,781 shares held by the Faiveley Family Interests. Based solely upon the information in the Schedule 13D/A filed May 24, 2018, the Faiveley family members and entities described therein (collectively, the “Faiveley Family Interests”) have voting and dispositive power with respect to Wabtec’s common stock as follows: (i) Mr. Erwan Faiveley may be deemed to have sole power to direct the voting and disposition of 6,145 shares, and the shared power to direct the voting and disposition of 6,306,781 shares; (ii) Mr. Francois Faiveley may be deemed to have sole power to direct the voting and disposition of 190 shares, and the shared power to direct the voting and disposition of 6,306,781 shares; (iii) Financiére Faiveley S.A. may be deemed to have the shared power to direct the voting and disposition of 6,306,781 shares; (iv) Famille Faiveley Participations S.A.S. may be deemed to have the shared power to direct the voting and disposition of 6,306,781 shares; and (v) Faivinvest S.C.A. may be deemed to have shared power to direct the voting and disposition of 6,306,781 shares

(6)	Includes 718,999 shares owned by Mr. Fernandez. Also includes 514,350 shares owned by Mr. Fernandez’s wife. Mr. Fernandez disclaims beneficial ownership of the shares held by his wife.
(7)	Includes 15,200 shares owned by Mr. Foster and 17,500 shares held by Lee B. Foster II Dynasty Trust, and 36,086 held by the Lee B. Foster II Revocable Trust.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[3]

(8)	Includes 25,835 shares owned by Mr. Hehir. Also includes 3,000 shares held by the Brian P. Hehir and Janet S. Hehir Foundation for which Mr. Hehir serves as a trustee.
(9)
Includes 69,730 shares owned by Mr. Kassling. Also includes 911,654 shares owned by Davideco, a Delaware corporation, and 3,280 shares owned by Mr. Kassling’s wife. Mr. Kassling disclaims beneficial ownership of the shares held by his wife.

Owners of More Than 5%
The following table shows shareholders who are known to Wabtec to be a beneficial owner of more than 5% of Wabtec’s common stock as of March 17, 2020.
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Percentage of Class*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	19,738,492(2)	10.29%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	14,597,192(3)	7.60%

Capital International Investors, a division of Capital Research and Management Company 11100 Santa Monica Boulevard, 16th Floor Los Angeles, CA 90025	14,304,705(4)	7.40%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,790,360(5)	6.20%

Janus Henderson Group plc 201 Bishopgate EC2M 3AE, United Kingdom	11,249,116(6)	5.90%
(1)
Under SEC regulations, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite such person’s name.

(2)
Based solely upon the information in the Schedule 13G/A filed February 10, 2020, The Vanguard Group has sole dispositive power with respect to 19,432,661 shares, sole voting power with respect to 275,120 shares, shared dispositive power with respect to 305,831 shares and shared voting power with respect to 50,072 shares.

(3)
Based solely upon the information in the Schedule 13G/A filed February 14, 2020, T. Rowe Price Associates, Inc., has sole dispositive power with respect to 14,597,195 shares and sole voting power with respect to 6,203,310 shares.

(4)
Based solely upon the information in the Schedule 13G/A filed February 14, 2020, Capital International Investors, a division of Capital Research and Management Company, has sole dispositive power with respect to 14,304,705 shares and sole voting power with respect to 13,821,723 shares.

(5)
Based solely upon the information in the Schedule 13G/A filed February 5, 2020, BlackRock, Inc. has sole dispositive power with respect to 11,790,360 shares and sole voting power with respect to 10,243,847 shares.

(6)
Based solely upon the information in the Schedule 13G filed February 14, 2020, Janus Henderson Group plc, has shared dispositive power with respect to 11,249,116 shares and shared voting power with respect to 11,249,116 shares.

Section 16(a) Beneficial Ownership
Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of Wabtec stock. Directors and officers must furnish us with copies of these reports. Based on these copies and directors’ and executive officers’ representations, we believe all directors and executive officers complied with the requirements of Section 16(a) in 2019 except that one Form 5 was filed late to reflect the gifting of shares by a director.

[4]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Proposal 1—Election of Directors
Wabtec’s Board of Directors currently has eleven members. The Board has determined that the number of Directors on the Board shall be no more than thirteen, and no less than seven. The Board is divided into three classes whose terms of office end in successive years. Lee B. Foster, II and Rafael Santana, whose terms of office are expiring have been nominated to serve for new terms ending in 2023. Messers. Alfroid and Fernandez notified the Board on February 7, 2020 that they intended to resign from the board in May 2020 and did not seek to be nominated for an additional term. Although Mr. Kassling has reached the mandatory retirement age, he will remain on the Board in accordance with the provisions of the Company’s amended by-laws. All nominations were made by the Nominating and Corporate Governance Committee, as further described under “The Nominating and Corporate Governance Committee” on page 13, and approved by the entire Board of Directors.
Our Corporate Governance Guidelines require our directors to possess qualities and skills necessary to oversee the management of Wabtec. The Nominating and Corporate Governance Charter establishes a commitment to find nominees for membership on the Board of Directors that are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of Wabtec. As part of this process, the Nominating and Corporate Governance Charter requires the Nominating and Corporate Governance Committee to ensure that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. Under the Corporate Governance Guidelines, it is the responsibility of the Nominating and Corporate Governance Committee to establish, and from time to time review with the Board, the requisite skills and characteristics for new Board members. In assessing potential nominees, the Nominating and Corporate Governance Committee will take into account the following criteria:
•	background,
•	skill needs,
•	personal characteristics,
•	diversity, inclusive of gender, race and ethnicity, and
•	business experience.
With respect to nomination of continuing directors for re-election, the committee also reviews and considers each nominee’s contributions to the Board. The Nominating and Corporate Governance Committee’s process to recommend qualified director candidates is further described on page 13 under “The Nominating and Corporate Governance Committee.” As described above, and although the Board does not have a separate diversity policy, the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director pursuant to its charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that the Board members represent diverse backgrounds. In considering nominees for director, the Nominating and Corporate Governance Committee conducts inquiries into the background and qualifications of possible candidates and actively recruits qualified individuals. The Nominating and Corporate Governance Committee assesses the effectiveness of its approach as part of the annual review of its charter and the Corporate Governance Guidelines and as part of its annual review of the effectiveness of the Board and each committee of the Board.
Plurality Plus Voting for Directors
Wabtec’s Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender an offer of resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate the director’s offer of resignation and recommend to the Board whether to accept or reject the offer of resignation. The Board will act to accept or reject the offer within 90 days following certification of the stockholder vote at the stockholder meeting at which the election of directors was held. The Company will publicly disclose the Board’s decision and the reasons behind the decision. A director who offers his or her resignation pursuant to these guidelines will not participate in a committee or Board decision regarding such determination.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[5]

Board and Nominee Biographies
The description of each director and each nominee set forth below includes biographical information, on a director by director basis, and highlights the specific experience, qualifications, attributes, background and education of each director and each nominee that led the Board to conclude that each director or nominee should serve on the Board. In addition to the qualifications described in the biographical information set forth below, the Nominating and Corporate Governance Committee and the Board also determined that each director and each nominee possesses certain intangible attributes and skills, which led to the conclusion that each director and each nominee meets the criteria set forth in the Corporate Governance Guidelines and is qualified to serve as one of our directors. These intangible attributes and skills include, as to each nominee, integrity, the capacity to evaluate business issues and make practical and mature judgments, willingness to devote the necessary time and effort required to serve on our Board, the skills and personality to work effectively and collegially with other directors on a Board that is responsive to Wabtec’s needs, and the self-confidence and communication skills to participate effectively in Board discussions.
Vote Required
Your proxy will be voted “for” the election of these nominees unless you withhold authority to vote for any one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the Board names one.
Only votes “for” a candidate are counted in the election of directors. The two nominees who receive the most votes will be elected as directors, subject to the guidelines set forth on page 5 regarding any director nominee who receives a greater number of votes “withheld” from his election than votes “for” such election.
The Board recommends you vote FOR each of the following director nominees.
Director Nominees to Serve for Three-Year Term Expiring in 2023
Rafael Santana
Age 47 Director since 2019
President and Chief Executive Officer of Wabtec since July 2019; President, Freight Segment of Wabtec from February 2019 to July 2019; Previously, he served as Executive Vice President from February 2019 to July 2019. Mr. Santana was President and Chief Executive Officer of GE Transportation since November 2017 to February 2019. Mr. Santana has held several global leadership positions since joining GE in 2000, including roles in the Transportation, Power and Oil and Gas businesses. Prior to being named President and Chief Executive Officer of GE Transportation, Mr. Santana was President and Chief Executive Officer of GE in Latin America from January 2016 to November 2017. He also served as President and Chief Executive Officer of GE Oil and Gas Turbomachinery Solutions and had roles as Chief Executive Officer for GE Gas Engines and Chief Executive Officer for GE Energy in Latin America.

Mr. Santana brings roughly 25 years of commercial, product management and executive leadership experience to this post, including more than 10 years in the transportation industry. He has a proven track record of transforming businesses, while delivering top- and bottom-line growth.

[6]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Lee B. Foster, II
Age 73 Director since 1999
Chairman of L.B. Foster Company since 1998; Chief Executive Officer of L.B. Foster Company from prior to 1997 to 2002; President of L.B. Foster Company from prior to 1997 to 2000.

Director of L.B. Foster Company, Capital Guidance Ltd., Dakota, Minnesota & Eastern Railroad (“DM&E”) from 2001 to October 2007 and Wabtec Foundation.

Mr. Foster has had an extensive career within the railroad industry, including 35 years with the L.B. Foster Co., a supplier to the railroad and transit industries, where he has served in a multitude of roles including President, CEO and Chairman, as well as Director. Mr. Foster brings to the Board not only a solid background within the industry, but also his experience on various boards and committees, including the executive committee of DM&E and the audit and compensation committees of the private company Capital Guidance Ltd.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[7]

Continuing Directors with Three-Year Term Expiring in 2022
William E. Kassling
Age 76 Director since 1990
Lead Director of Wabtec since May 2013; Chairman of Wabtec from prior to 1997 to May 2013; Chief Executive Officer of Wabtec from May 2004 to January 2006 and from prior to 1997 to February 2001; President of Wabtec from May 2004 to January 2006 and from prior to 1997 to February 1998.

Director of Pittsburgh Penguins Inc., Texas Rangers, Gardner Denver, Inc., the Crosby Group, and Wabtec Foundation.

Due to Mr. Kassling’s experience as an officer and director of Wabtec, he has extensive knowledge of the Company and the rail industry, and has also served as a board member for other publicly traded companies, through which he has gained additional experience in corporate governance. With his vast experience, he provides the Board with broad leadership insight on the management and operations of a public company.

Albert J. Neupaver
Age 69 Director since 2006
Executive Chairman of Wabtec since May 2018; Chairman of Wabtec from May 2017 to 2018; Executive Chairman of Wabtec from May 2014 to May 2017; Chairman and Chief Executive Officer of Wabtec from May 2013 until May 2014; President and Chief Executive Officer of Wabtec from February 2006 until May 2013; President of the Electromechanical Group of AMETEK, Inc. from 1998 to February 2006.

Director of Wabtec Foundation, Carnegie Science Center, and Koppers Inc.; Member of Board of Trustees of the Carnegie Museums. Member of Robbins & Myers, Inc. Board of Directors from January 2009 to February 2013. Member of Genesse & Wyoming Inc. Board of Directors to December 2019. Executive Board Member of UPMC Children’s Hospital Foundation; Board Member of Heinz History Center.

Mr. Neupaver currently is the Executive Chairman of the Board of Wabtec, a position he has held since May 2018. Previously, he was Chairman of the Board of Wabtec, President and Chief Executive Officer of the Company. During that tenure, Mr. Neupaver led the Company on an unprecedented growth initiative throughout the business cycle. His leadership and business acumen have been critical elements in Wabtec’s recent success. He also serves on the boards of non-profit organizations and other public companies, through which he has gained further insight into corporate governance issues.

[8]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Ann R. Klee
Age 58 Director since 2019
Executive Vice President, Suffolk Construction Company (Feb 2020 to present); Vice President, General Electric Company (2008- September 2019); Prior to GE, Ms. Klee was a partner and co-chair of the Environmental and Natural Resources Group of Crowell & Moring LLP. Ms. Klee also held several senior positions in the Bush Administration, including General Counsel of the U.S. Environmental Protection Agency and Counselor and Special Assistant to the Secretary of the U.S. Department of the Interior.

Ms. Klee serves on the boards of WGBH (Boston, MA Public television), University of Pennsylvania − Center for Climate and Energy Solutions and Boston Harbor Now.

Ms. Klee brings over 30 years of experience in environmental law, governance and compliance and is also a recognized expert in sustainability and Environmental, Social and Governance matters.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[9]

Continuing Directors with Three-Year Term Expiring in 2021
Erwan Faiveley
Age 40 Director since 2016
Mr. Faiveley was a member of the Board of Faiveley Transport, S.A., a leading provider of value-added, integrated systems and services that now is a wholly owned subsidiary of Wabtec, from January 2005 until December 2016. Mr. Faiveley also has served as President and Chairman of the Board of Financiére Faiveley S.A. and Famille Faiveley Participations S.A.S. since January 2005, and is a Manager (Gérant) of Issarts Capital and Faivinvest S.C.A, and CEO of Domaine Faiveley.

Mr. Faiveley has over 13 years of experience in executive and board positions in the financial and transportation industry. His knowledge of the transportation industry and his experience as a director of Faiveley Transport, S.A. make him well suited to provide guidance to the Board, particulary with respect to the transit business.

Linda A. Harty
Age 59 Director since 2016
Ms. Harty served as Treasurer of Medtronic, plc., a global leader in medical technology services and solutions, from February 2010 to April 2017. Prior to her tenure with Medtronic, she held executive and management positions with Cardinal Health, RTM Restaurant Group, BellSouth, ConAgra and Kimberly-Clark.

Ms. Harty is a member of the Board of Directors of Parker-Hannifin Corporation and serves on the Audit Committee as Chair and as a member of the Corporate Governance and Nominating Committee. Ms. Harty is also a member of the Board of Directors of Syneos Health and serves as a member of the Audit Committee and Compensation and Management Development Committee.

Ms. Harty’s extensive financial expertise, particularly in the areas of treasury, tax, decision support and acquisitions, serve as a valuable resource to Wabtec’s Board and our management team. Ms. Harty’s insights and perspectives are especially helpful as the Company continues to strengthen and grow while navigating a challenging global market. In addition, her service to the boards of other publicly traded companies provides further expertise and insight into corporate governance issues.

[10]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Brian P. Hehir
Age 66 Director since 2007
Retired in June 2008 from Merrill Lynch after 25 years of service; Vice Chairman of Investment Banking for Merrill Lynch from 1999 to 2008.

Member of the St. Francis Hospital Board of Trustees from 2011 to 2016. Member of Georgetown University School of Nursing and Health Studies Board of Visitors from October 2003 to February 2011; Member of University of Connecticut Health Center Board of Directors from November 2005 to July 2009; Member from 2004 to 2010 and Treasurer from 2006 to 2010 of U.S. Lacrosse Foundation Board of Directors.

Mr. Hehir has had an extensive career in global financial markets with over 30 years of experience working in investment banking, financing, corporate advisory services and capital markets. In this capacity, he advised clients on mergers and acquisitions and other corporate transactions, which are an integral part of Wabtec’s growth strategy. His experience from the highly regulated investment banking industry also provides the Board with a critical perspective on risk management.

Michael W.D. Howell
Age 72 Director since 2003
CEO of Transport Initiatives Edinburgh Limited from 2002-06; Chairman of FPT Group Limited 1998-2002; Chairman of EVO Electric Limited, London, 2007-12.

Member of Council of the University of Leeds, UK since September 2016; Director of Gama Aviation plc, Farnborough, UK since April 2019. Director of Hutchison China Meditech Limited, Hong Kong from 2006-17; Director since 1999 and former Chairman (2014-15) of Clothworkers’ Company, London; Trustee from 1999-2012 (Chairman of Trustees from 2006-12) City & Guilds of London Institute.

Mr. Howell has 36 years of experience from executive and board positions with various companies in the railroad sector, such as Cummins Engine Company, Inc., General Electric Company, Inc., Railtrack Group plc and Transport Initiatives Edinburgh Limited. His understanding of many aspects of the international railroad and transportation industries, as well as his CEO and Chairman experience, provides the Board with a broad and relevant background regarding the management and operations of a major public company in the railroad industry.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[11]

Corporate Governance Matters
The Board and Committees
The Board met twelve times during 2019, which included six telephonic meetings. All directors attended more than 75% of all meetings of the Board and the committees on which they served in 2019. The standing Board committees that help the Board fulfill its duties include the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Board also holds regularly scheduled meetings of non-employee directors.
In addition to the independence requirements set forth in the listing standards of the New York Stock Exchange (the “NYSE”), the Board has adopted categorical standards to assist it in determining whether its members meet the independence requirements of the NYSE. These standards provide that the following relationships are deemed to be immaterial and would not in and of themselves impair a director’s independence:
•
a director or an immediate family member is an executive officer or employee of a company that makes payments to, or receives payments from, Wabtec or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenue;

•
a director serves as an executive officer of a charitable organization and Wabtec’s charitable contributions to such charitable organization in any fiscal year do not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues; and

•	a director beneficially owns less than 10% of Wabtec’s issued and outstanding common stock.
The Board has reviewed the independence of its members considering these standards and any other commercial, legal, accounting and familial relationships between the directors and Wabtec and has determined that all of its members were independent during 2019, with the exception of Mr. Neupaver, Mr. Santana (who was appointed to his position in July 2019), Mr. Betler (who resigned his position in July 2019) and Mr. Rambaud-Measson (who resigned his position in February 2019). Specifically, none of such independent directors has a material relationship with Wabtec, and each such director meets the Board’s categorical independence standards and the independence requirements of the NYSE listing standards. It is the Company’s policy that all directors attend the annual meeting of stockholders if reasonably possible. All directors attended the 2019 annual meeting of stockholders, except for Mr. Howell.
Board Leadership Structure
We have separated the roles of Chief Executive Officer and Executive Chairman of the Board as part of our ongoing succession process. The Chief Executive Officer is responsible for setting the strategic direction for Wabtec and the day to day leadership and performance of the Company. The Executive Chairman provides guidance to the Chief Executive Officer, supports management with its strategic growth initiatives, acquisitions and investor relations, sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that this structure is in the best interests of Wabtec and provides clear leadership responsibility and accountability, while providing for effective corporate governance and oversight by an independent Board of strong and seasoned Directors with an independent Lead Director. Our Board of Directors appointed Mr. Kassling as “Lead Director” to preside at all 2019 executive sessions of “non-management” directors, as defined under the rules of the NYSE. Our Board has also appointed him as “Lead Director” to preside at all such 2020 executive sessions. The Board generally holds such executive sessions at every regularly scheduled Board meeting. At least one executive session each year is required to be attended only by independent directors. The Board evaluates this leadership structure annually.
The Board’s Role in Risk Oversight
The Board of Directors is responsible for overseeing and monitoring the material risks facing the Company.
In its oversight role, the Board of Directors annually reviews Wabtec’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management

[12]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

oversight responsibility to the Board committees. As part of its responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management Wabtec’s major risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, Wabtec’s management prepares a comprehensive risk assessment report and reviews that report with the Audit Committee each Board meeting. This report identifies the material business risks (including strategic, operational, cybersecurity, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit and for corporate common services, and identifies the controls that respond to and mitigate those risks. Wabtec’s management regularly evaluates these controls, and periodically reports to the Audit Committee regarding the controls’ design and effectiveness. The Audit Committee also receives annual reports from management on Wabtec’s ethics program and on environmental compliance. The Compensation Committee extensively reviewed the elements of compensation to determine whether any portion of compensation encouraged excessive risk taking and concluded:
•	significant weighting towards long-term incentive compensation discourages short-term risk taking;
•	rolling three-year performance targets discourage short-term risk taking;
•	incentive awards are capped by the Compensation Committee which discourages excessive risk taking;
•	equity ownership guidelines discourage excessive risk taking; and
•
Wabtec does not face the same level of risks associated with compensation for employees at financial services entities (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of objective factors on excessive risk taking.
The Nominating and Corporate Governance Committee annually reviews Wabtec’s Corporate Governance Guidelines and their implementation. Each committee reports to the full Board.
The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee approved continued use of its written charter at its February 6, 2020 meeting. A current copy of the charter is available on Wabtec’s website at http://www.wabtec.com.
The principal functions of the Nominating and Corporate Governance Committee are to:
•	identify the skills and characteristics to be found in candidates to be considered to serve on Wabtec’s Board of Directors and to use such to select nominees;
•	recommend nominees for each Board committee;
•	oversee the corporate governance of Wabtec; and
•	recommend changes to Wabtec’s corporate governance guidelines.
The Committee met four times during 2019. The members of the Nominating and Corporate Governance Committee in 2019 were Mr. Brooks (who retired from the Board in May 2019), Mr. Faiveley, Mr. Fernandez, Mr. Hehir, and Mr. Howell, all of whom were independent, as independence for such members is defined in the listing standards of the NYSE and the rules of the SEC. Mr. Fernandez is the Chairman of the Nominating and Corporate Governance Committee. Mr. Kassling has been appointed to chair the Nominating and Corporate Governance Committee upon Mr. Fernandez’s retirement in May 2020. Mr. Kassling is independent, as independence for such members is defined in the listing standards of the NYSE and the rules of the SEC.
The Committee will consider director nominees recommended by stockholders. Stockholders wishing to recommend a director candidate for consideration by the Committee can do so by writing the Secretary of Wabtec at 30 Isabella Street, Pittsburgh, PA 15212 and giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. No candidates for Board membership

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[13]

have been put forward by stockholders for election at the 2020 annual meeting of stockholders. Our amended by-laws require that for a stockholder to recommend a director nominee, notice in writing must be given to the Secretary of Wabtec no later than the 60th day and no earlier than the 90th day prior to the first anniversary of the previous year’s annual meeting proxy statement.
In evaluating candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. The Committee is guided by the goal set forth in its charter of ensuring that the Board consists of individuals from diverse backgrounds (including diversity of gender, race and ethnicity) who collectively provide meaningful counsel to management. The Committee also considers the candidate’s character, integrity, experience, understanding of strategy and policy-setting and reputation for working well with others. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. If candidates are recommended by the Company’s stockholders, such candidates will be evaluated using the same criteria. With respect to nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
The Audit Committee
The Audit Committee acts under a written charter. The Audit Committee reviewed and approved the continued use of its written charter at its February 6, 2020 meeting. A current copy of the charter is available on Wabtec’s website at http://www.wabtec.com.
The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to stockholders, the investment community and others relating to the integrity of Wabtec’s financial statements, its financial reporting process, its systems of internal accounting and financial controls, the performance of Wabtec’s internal audit function and independent registered public accountants, the independent registered public accountant’s qualifications and independence, and Wabtec’s compliance with ethics policies and legal and regulatory requirements. The Committee is directly responsible for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm engaged by Wabtec. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Wabtec regarding accounting, internal controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee met eight times in 2019, including two telephonic meetings. The members of the Audit Committee in 2019 were Mr. Alfroid, Mr. Brooks (until his retirement in May 2019), Mr. Foster, Mr. Hehir, Mr. Fernandez and Ms. Harty. Ms. Harty is the Chairperson of the Audit Committee. Each of the foregoing members of the Audit Committee during 2019, and currently, is independent, as independence is defined in the rules of the SEC and in the listing standards of the NYSE. The Board has determined that Ms. Harty, the Audit Committee’s Chairperson, qualifies as an “audit committee financial expert” as defined in the regulations of the SEC.
Audit Committee Report
The Audit Committee is responsible for reviewing Wabtec’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of its oversight function, the Committee meets with Management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee meets privately with the independent registered public accountants, who have unrestricted access to the Audit Committee. Specifically, the Committee has reviewed and discussed with Management and the independent registered public accountants the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019.
The Committee has also discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard 1301 (previously AS No. 16), Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

[14]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Furthermore, the Committee received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and have discussed with the independent registered public accountants their independence.
Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Wabtec’s audited financial statements, as of and for the fiscal year ended December 31, 2019, be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2019, to be filed with the Securities and Exchange Commission.
Respectfully submitted,
Linda A. Harty, Chairperson
Philippe Alfroid
Emilio A. Fernandez
Lee B. Foster, II
Brian P. Hehir
The Compensation Committee
The Compensation Committee provides assistance to the Board relating to the compensation of Wabtec’s officers and directors. The Compensation Committee has authority, pursuant to its charter, to make recommendations to the Board, which then establishes compensation. The Compensation Committee’s principal responsibilities include:
•	reviewing and approving goals and objectives for the Executive Chairman and Chief Executive Officer and determining the Chief Executive Officer’s compensation;
•	reviewing and recommending compensation of all directors and officers; and
•	recommending incentive compensation plans and equity-based plans.
The Compensation Committee members in 2019 were Mr. Foster, Ms. Klee, Mr. Hehir and Mr. Howell, all of whom were independent, as independence for such members is defined in the rules of the SEC and the listing standards of the NYSE. In addition, the Compensation Committee members each qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Foster served as the Compensation Committee’s Chairman. The Nominating and Governance Committee recommends the Compensation Committee members who are approved by the full Board of Directors. The Compensation Committee met five times in 2019. The Compensation Committee approved continued use of its written charter (as amended) at its February 6, 2020 meeting. A copy of the written charter is available on Wabtec’s website at http://www.wabtec.com.
The Compensation Committee reviews our executive compensation arrangements and recommends changes or adjustments to the Board, which then establishes these items. Base salaries are established at the beginning of the fiscal year and cash and equity bonuses (“Bonuses”) are awarded after fiscal year results are available. Base salaries depend mainly on the executive officer’s position and responsibility, while Bonuses are based on pre-established performance factors. These factors are established at the beginning of the year and include (i) a financial performance factor measuring either earnings per share or earnings before interest and taxes, and working capital management, and (ii) a personal performance factor which measures whether the individual executive attained certain quantitative and measurable goals established for that executive.
Executive officers also receive long-term incentive compensation. With respect to the long-term incentive portion of executive compensation, the Compensation Committee has discretion to grant equity-based, long-term incentive awards under our 2011 Stock Incentive Plan, as amended and restated (the “2011 Stock Incentive Plan”). Such awards take the form of stock options, performance units and restricted share awards. The Compensation Committee bases the amount of the award upon the executive’s job level, as well as other factors. These factors include benchmarking the total compensation an executive may earn to ensure it is competitive, compensating executives in a “pay for performance” manner and aligning the interests of the executives with the interests of the shareholders. The Committee also reviews the ratio of total compensation to total target cash compensation to ensure that the mix of long-term compensation is appropriate for each executive.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[15]

The Chief Executive Officer and the Executive Vice President of Human Resources suggest guidelines in discussions with the Compensation Committee regarding executive compensation. They provide recommendations and information regarding the competitiveness of the industry, key employees, performance of individuals, succession planning and other relevant data to the committee. The Chief Executive Officer is not present during any discussions concerning his own compensation. The Compensation Committee also has the authority to retain compensation consultants, advisors and legal counsel as it deems necessary and has the sole authority to approve such consultants’ fees, which are payable by the Company. The Compensation Committee engaged the consulting firm Pay Governance, LLC (“Pay Governance”) during 2019. During its engagement, Pay Governance provided the following services: (i) reviewed and assessed the Company’s current compensation practices for executives and non-employee directors; (ii) reviewed the current peer group and made recommendations to update the peer group; (iii) reviewed and provided a pay for performance assessment of the Chief Executive Officer compensation; and (iv) provided benchmarking of peer group and relevant industry data. In addition, Pay Governance reviewed and assessed the competitiveness of compensation provided to non-employee members of the Company’s Board of Directors. This review included benchmarking of the Peer Group and relevant industry data.
The Compensation Committee and Board adopted a recoupment policy during 2013. The recoupment policy provides that in the event of a financial restatement or a determination by the Board that misconduct by a responsible party caused financial or reputational harm to the Company, recoupment of cash bonuses and equity awarded as well as gains realized from the exercise of options may be pursued.
Compensation Committee Interlocks and Insider Participation
During 2019, Wabtec had no interlocking relationships in which (i) an executive officer of Wabtec served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of Wabtec; (ii) an executive officer of Wabtec served as a director of another entity, one of whose executive officers served on the Compensation Committee of Wabtec; or (iii) an executive officer of Wabtec served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Wabtec. No member of the Compensation Committee was at any time during the 2019 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 17 through 26 of this proxy statement with management.
Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.
Respectfully submitted,
Lee B. Foster, II, Chairman
Brian P. Hehir
Michael W. D. Howell
Ann R. Klee

[16]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Executive and Director Compensation
Compensation Discussion and Analysis
Named Executive Officers
As of December 31, 2019, our named executive officers (“NEOs”) were:
Name	Title
Rafael Santana	President and Chief Executive Officer
Patrick D. Dugan	Executive Vice President and Chief Financial Officer
Albert J. Neupaver	Executive Chairman
David L. DeNinno	Executive Vice President, General Counsel and Secretary
Scott E. Wahlstrom	Executive Vice President, Chief Human Resources Officer
Raymond T. Betler	Former President and Chief Executive Officer
Stéphane Rambaud-Measson	Former Chief Operating Officer
Mr. Betler resigned as President, Chief Executive Officer and Director of Wabtec as of July 1, 2019.
Mr. Rambaud-Measson resigned as Chief Operating Officer and Director of Wabtec on February 12, 2019.
Executive Summary
This Compensation Discussion and Analysis should be read in conjunction with the tabular and narrative disclosures beginning on page 17 of this Proxy Statement. See “Executive Compensation Philosophy and Objectives” and the tables that follow for more information regarding our executive compensation programs.
Principal Elements of Executive Compensation
We provide three main elements of compensation: base salary, annual cash incentives, and long-term equity incentives delivered in the form of restricted stock awards and units, stock options and performance units. Performance-based incentives comprise the majority of compensation provided to each of our executives. Our other benefits and perquisites consist of life and health insurance benefits, social and health club dues, and a qualified 401(k) savings plan (including company matching contributions).
Compensation Practices
The Compensation Committee has implemented the following best practices with respect to the executive compensation program:
What we do:
•
The Compensation Committee reviews the executive compensation arrangements each year and considers the Company’s long-term business strategy, the results of the most recent say-on-pay advisory vote and contemporary market practices as periodically provided by an independent consultant.

•
The Compensation Committee uses the Company’s stock price and other value-creating financial metrics such as earnings before interest and taxes, earnings per share, working capital, cash flow and economic profit in our executive incentive arrangements.

•	The Compensation Committee annually reviews the risks associated with our compensation programs and mitigates the risks by:
•	capping incentive payouts earned under our annual cash incentive award plan and our performance unit long-term incentive plan;
•	maintaining stock ownership guidelines for executive management and non-employee directors;
•	maintaining a recoupment policy that applies to our cash and equity incentive awards; and
•	maintaining a policy that prohibits the hedging of Company stock.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[17]

•
The Compensation Committee and the Company require both a qualified change in control and termination (double trigger) in order for any cash severance to be paid under our change in control agreements.

What we don’t do:
•
The Company does not gross-up for income or excise taxes on perquisites or severance benefits related to a change in control with the exception of additional income taxes incurred on short term business travel and relocation related benefits.

•
The Company does not provide executives with an enhanced executive retirement program but rather a defined contribution or defined benefit plan similar to that provided to all employees in the country where such employees reside.

•	The Company does not provide dividends or dividend equivalents on unearned performance shares.
•	The Company does not re-price or backdate stock options.
2019 Business Highlights
In 2019, Wabtec’s sales increased 88 percent compared to 2018, with growth in both the Freight and Transit segments. Earnings per diluted share in 2019 decreased 40 percent. In 2019, the Company’s Total Shareholder Return was 12 percent, including dividends, compared to the average Total Shareholder Return for our Peer Group for 2019 of 32 percent.
Role of 2019 Advisory Vote on Executive Compensation in the Compensation Decision Process
The Compensation Committee reviewed the results of the 2019 stockholder advisory vote on executive officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Because a substantial majority (approximately 94%) of our stockholders approved the compensation program described in our 2019 proxy statement, the Compensation Committee interpreted this strong level of support as affirmation of the design and objectives of our 2019 executive compensation programs. Accordingly, no changes were made to our executive compensation programs as a result of this vote.
Executive Compensation Philosophy and Objectives
Overview. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during 2019. This discussion focuses primarily on the fiscal year 2019 information contained in the following tables and related footnotes and narrative. We discuss compensation actions taken prior to 2019 or in 2020 if we believe it provides relevant information.
The principal elements of our executive compensation program are base salary, annual cash incentives, and long-term equity incentives in the form of restricted stock awards and units, stock options and performance units. Our other benefits and perquisites consist of life and health insurance benefits, social and health club dues, and a qualified 401(k) savings plan (including company matching contributions). Our philosophy is to position the aggregate of these elements at the average of that paid to executives of our peers with similar responsibilities. To ensure that the Company is able to attract and retain high potential executives, the Company benchmarks executive compensation using a reputable compensation survey of similar-sized companies and also uses available proxy disclosure compensation information of a peer group of similar-sized manufacturing companies. This peer group during 2019 was comprised of the following 19 manufacturing companies: AGCO Corp., American Axle & Manufacturing, Inc., Ametek, Arconic Inc., CSX Corporation, Dana Incorporated, Dover Corp, Fortive Corp., Flowserve Corp., Illinois Tool Works Inc., Navistar International Corp., Norfolk Southern Corporation, Oshkosh Corp., Parker Hannifin Corporation, Rockwell Automation Inc., Tenneco Inc., Terex Corp., Textron Inc., WABCO Holdings, and Xylem Inc. (the “Peer Group”).
Objectives and Philosophy. The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) reward senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our stockholders. A significant portion of total executive compensation is

[18]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals. In regard to compensation based on performance, our objective is to provide a significant portion of such compensation in the form of equity awards.
In 2019, our named executive officers compensation, based on actual amounts awarded, was allocated as follows:
Name	Salary	Annual Incentive Award	Long- Term Incentive Award
Rafael Santana	12%	19%	69%
Patrick D. Dugan	17%	16%	67%
Albert J. Neupaver	16%	19%	65%
David L. DeNinno	18%	16%	66%
Scott E. Wahlstrom	25%	18%	57%
Raymond T. Betler	16%	0%	84%
Stéphane Rambaud-Measson	54%	46%	0%
In setting base salaries at the beginning of the year, the Compensation Committee generally reviews benchmark information about compensation levels in Wabtec’s industry and among its peers based on the position and responsibility of the particular executive provided by the Compensation Committee’s independent consultant. The Compensation Committee uses benchmarking to establish base salaries as discussed below. The cash bonus for 2019 is a cash award determined by the Compensation Committee based on pre-established performance factors. These factors are established at the beginning of the year and include (i) a financial performance factor measuring either earnings per share or earnings before interest and taxes, and cash from operations, and (ii) a personal performance factor which measures whether the individual executive attained pre-determined goals and objectives established for that executive which are tied to the overall company strategic objectives for that year. Long-term incentives in the form of stock options, restricted stock, restricted stock units and performance units are granted to provide the opportunity for long-term compensation based upon the performance of Wabtec and its ability to meet its long-term goals and objectives.
Compensation Process.
Compensation Committee. Executive officer compensation is administered by the Compensation Committee. The Compensation Committee approved the 2019 compensation arrangements for executive officers, including base salaries, cash bonuses and equity awards, described in this compensation discussion and analysis and recommended them to the full Board, which then approved them. Our Board of Directors delegates to the Compensation Committee the direct responsibility for, among other matters:
•	reviewing and approving goals and objectives for the Chief Executive Officer and determining the Chief Executive Officer’s compensation;
•	reviewing and recommending compensation of all directors and executive officers; and
•	recommending incentive compensation plans and equity-based plans.
Role of Compensation Experts. Pursuant to its charter, the Compensation Committee is authorized to engage compensation consultants to assist it with its duties. The Compensation Committee has the sole authority to engage any outside counsel or other experts or consultants to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms. The Compensation Committee may also obtain advice from legal, accounting, human resources and other advisors as it deems necessary. The Compensation Committee engaged the consulting firm Pay Governance during 2019. During its engagement, Pay Governance provided the following services: (i) reviewed and assessed the Company’s current compensation practices for executives and non-employee directors; (ii) reviewed the current peer group and made recommendations to update the peer group, especially in light of our merger with GE Transportation; (iii) reviewed and provided a pay for performance assessment of the Chief Executive Officer compensation; and (iv) provided benchmarking of peer group and relevant industry data.
Role of Our Executive Officers in the Compensation Process. The Chief Executive Officer and the Executive Vice President of Human Resources suggest guidelines in discussions with the Compensation Committee regarding

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executive compensation. They provide recommendations and information regarding the competitiveness of the industry, key employees, performance of individuals, succession and other relevant data to the Compensation Committee. The Chief Executive Officer is not present during any discussions concerning his own compensation.
Components of Compensation.
Our 2019 compensation program elements were primarily structured to reward our executive officers for achieving certain financial and business objectives.
Base Salaries. Base salaries for our executive officers are reviewed annually and reflect on the executive’s role and responsibility relative to the competitive market. In defining the competitive market, the Company uses two different benchmarks, compensation information representing our peer group of 19 manufacturing companies and broader benchmark compensation data base on a survey of companies that are similarly sized in terms of revenue. Individual salaries may be above or below the competitive median based on the individual’s contribution to business results, length of time in role, capabilities and qualifications, potential and the importance of the individual’s position to our success.
For 2019, the base salary changes of our named executive officers resulting from the process described herein was as follows:
Executive Name	% Increase
Mr. Santana	5.21%
Mr. Dugan	4.17%
Mr. Neupaver	43.16%
Mr. DeNinno	4.71%
Mr. Wahlstrom	4.17%
Mr. Betler	0%
Mr. Rambaud-Measson	0%
Mr. Santana joined Wabtec during February of 2019.
Mr. Neupaver’s base salary was not initially adjusted in 2018 when he was re-appointed Executive Chairman. The 2019 base salary increase reflects his duties and full-time responsibilities in the Executive Chairman role.
The Compensation Committee is dedicated to ensuring competitive compensation for each of Wabtec’s key employees and believes that these increases are in line with comparable industry practices and are merited based upon personal performance, company performance and return to our stockholders.
Annual Cash Incentive Awards. Our annual incentive award plan is intended to: (i) compensate participants directly if strategic and financial performance targets are achieved and (ii) reward participants for performance on those activities that are most directly under their control and for which they are held accountable. Corporate, business unit and individual performance goals under the annual incentive plan are linked to the annual business plan and budget. The actual amount of cash bonuses are a function of the Company’s overall financial performance, the participant’s individual performance and Board approval.
The cash bonus targets for 2019 for each of the named executive officers as a percentage of base salary were:
Name	Target
Rafael Santana	110%
Patrick D. Dugan	80%
Albert J. Neupaver	100%
David L. DeNinno	70%
Scott E. Wahlstrom	60%
Raymond T. Betler	100%
Stéphane Rambaud-Measson	100%
Mr. Betler did not receive a cash bonus for 2019 as a result of his termination of employment during the year. Mr. Rambaud-Measson remained eligible for a prorated cash bonus for 2019 per his Separation Agreement with Wabtec. See “Potential Payments Upon Termination or Change in Control” for additional details.

[20]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Cash bonuses are based upon the success of two factors: (1) a financial performance factor or “FPF” (ranging from 0 to 1.5 maximum), that measures either adjusted earnings per share (“EPS”) or earnings before interest and taxes (“EBIT”); and cash from operations (measured excluding extraordinary items related to transaction costs, restructuring, and debt refinancing costs); and (2) a personal performance factor or “PPF” (ranging from 0 to 1.5 maximum) that measures whether the executive has attained certain goals agreed to by the executive, the executive’s supervisor, and the Board. The cash bonus formula is based on the product of the participant’s base salary, the participant’s target cash bonus percentage, the FPF and the PPF. If both the financial performance factor and the applicable personal performance factor were achieved, the named executive officers would earn 100% of their target cash bonus. To qualify for the minimum payout performance factor for EPS/ EBIT or working capital financial metrics under the cash bonus plan, the business unit or Company, as applicable to the particular participant, must achieve at least 80% of its plan’s target EPS or EBIT, or 80% of its working capital/ cash flow plan target for the year, as the case may be.
We believe that this philosophy encourages Wabtec and our executives to establish ambitious goals and that it promotes teamwork, productivity and profitability. Overall, total target cash compensation (the sum of salary and target cash bonus) for our executive officers is competitive with market practice for similar executive positions in similar companies when performance goals under the annual cash bonus plan are achieved. Target cash bonuses and performance factors were approved by the Compensation Committee at its meeting in February 2019. For 2019, the Company’s EPS and working capital/ cash flow results achieved an FPF of 1.14 out of a maximum factor possible under the annual incentive plan of 1.5. The FPF for group executives and business unit leaders is based on performance to pre-established EBIT or EPS and working capital/ cash flow metrics relating to the applicable group and or business unit.
The table below provides both the 2019 financial metrics and our performance achieved in 2019 for our corporate wide executives including, Mr. Santana, Mr. Dugan, Mr. Neupaver, Mr. DeNinno, and Mr. Wahlstrom:
Performance Metric	Threshold	Target	Maximum	2019 Performance	Target Weighting	Performance Achieved
EPS	$3.28	$4.10	$4.92	$4.17	70%	0.73
Cash Flow	$621M	$776M	$931M	$1,120M	30%	0.41
					Total	1.14
EPS means our “adjusted earnings per diluted share” as described in our 2019 year-end earnings release included with our Form 8-K filed on February 18, 2020. The amount is based on our GAAP earnings per diluted share, adjusted for certain restructuring costs and other non-recurring items detailed in the earnings release.
Cash Flow means our “adjusted cash flow” based on our GAAP cash flow from operations, adjusted for certain restructuring costs and other non-recurring items detailed in our earnings release included with our Form 8-K filed on February 18, 2020.
Long-Term Incentive Compensation. Our Compensation Committee administers our long-term incentive compensation through the 2011 Stock Incentive Plan, under which we grant stock options, restricted stock, restricted stock units and performance units. During 2019, the Company made the following grants of equity awards: 443,008 shares of restricted stock, 168,972 restricted stock units, 134,450 stock options and 259,450 performance units.
Equity awards made in February 2019 to all named executive officers are detailed under the table “2019 Grants of Plan Based Awards” on page 28. Options and restricted stock are generally granted to employees, including our executive officers, each February as part of their long term compensation. Additional awards were made throughout the year to new hires, current employees in connection with promotions, and key management obtained through acquisitions. We vary the relative amounts of options and restricted stock granted in a given year based on a number of factors including the overall performance of the Company, the stock price and retention of key management. The primary purposes of the long-term incentive program are to align the interests of executive officers and other key employees with those of our stockholders, to attract and retain key executive talent and to provide an incentive to meet and exceed long-term financial goals. Employees eligible for the long-term incentive program include those who are determined by the Compensation Committee to be in key policy-setting and decision-making roles, and to have responsibilities that contribute significantly to achieving our earnings goals. The size of an individual’s long-term incentive award is based primarily on individual performance, the individual’s responsibilities and position with our company. Long-term incentive award values generally are competitive with market practice among our Peer Group and other general industries reviewed by the Compensation Committee.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[21]

Any awards made under the 2011 Stock Incentive Plan may be subject to forfeiture at the discretion of the Compensation Committee if between the date of grant and the third anniversary of any exercise, payment or vesting of the award, the participant:
(i)	engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Company or any of its subsidiaries;
(ii)
induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Company or any of its subsidiaries;

(iii)
solicits any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Company or any of its subsidiaries; or

(iv)
makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Company or any of its subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies).

Such forfeiture does not apply following the occurrence of a change of control event unless the award agreement specifically so provides or as required by applicable law.
Stock options and restricted stock are a part of our long-term incentive compensation program that seeks to align the interests of our executives with our stockholders. We have typically granted stock options and restricted stock in February or or March of the applicable year. We have historically awarded options to purchase our common stock to executive officers at the fair market value (average of the high and low price) of our common stock at the grant date. We have not re-priced or back-dated any option awards. The vesting schedule for each grant of options and restricted stock is determined by the Compensation Committee and was in 25% increments over a four-year period, subject to continued employment with the Company, prior to March 2019. Effective March 2019, the vesting schedule for each grant of options and restricted stock was changed to three years. In March 2019, we granted both restricted stock and stock options to all named executive officers as part of their long-term compensation with the Company. The grant date fair value of those awards is reflected in the Summary Compensation Table on page 26.
The Company also administers a rolling three-year long-term incentive program using performance units. This program is designed to reward executives for meeting or exceeding economic profit growth goals. Economic profit is a measure of the extent to which the Company produces financial results in excess of its cost of capital. The program is structured as a rolling three-year plan; each year starts a new three-year performance cycle with the most recently commenced cycle being 2020-2022. For each executive selected to participate in this program, we establish a target grant of performance units at the beginning of each three-year performance cycle. A performance unit is equal to a share of Wabtec common stock. If Wabtec achieves its three-year cumulative economic profit goal, then participants will earn the target grant of performance units. In general, the goals increase each year taking into account expected market conditions, and are intended to reward superior performance by Management. If Wabtec achieves the maximum three-year cumulative economic profit goal, a participant will earn a maximum number (equal to two times the target level) of performance units. If Wabtec achieves the threshold three-year cumulative economic profit goal, a participant will earn a threshold number (equal to one-quarter of the target level) of performance units. No performance units will be earned for performance below the three-year cumulative economic profit threshold and no additional performance units will be earned for performance exceeding the three-year cumulative economic profit maximum. This program is intended to encourage the long-term stability of Wabtec’s management by establishing ambitious goals designed to promote the long-term productivity and profitability of the Company. If a program participant leaves the Company voluntarily, or is terminated for cause, he or she is not eligible to receive any performance units he or she may have earned under the program. If a program participant otherwise leaves the Company, his or her payout may be pro-rated in accordance with the amount of time he or she participated in the program relative to the performance period. For the 2019—2021 performance cycle, the Compensation Committee approved target goals based on cumulative economic profit for the performance period. These goals were based on a range of considerations including expected demand in Wabtec’s key end user markets, investor expectations and management’s business plan which includes year over year growth.

[22]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

For the 2017-2019 performance period, Wabtec achieved 115% of its target three-year cumulative economic profit goal of $394 million for the 2017-2019 performance cycle, which resulted in the following payouts in March 2020 to the named executive officers:
Mr. Dugan	8,050 shares of Wabtec common stock with a value at payout of $332,505
Mr. Neupaver	17,250 shares of Wabtec common stock with a value at payout of $712,512
Mr. DeNinno	5,750 shares of Wabtec common stock with a value at payout of $237,504
Mr. Wahlstrom	2,990 shares of Wabtec common stock with a value at payout of $123,502
Mr. Betler	14,375 shares of Wabtec common stock with a value at payout of $593,759
Mr. Rambaud-Measson	9,115 shares of Wabtec common stock with a value at payout of $376,495
Mr. Santana did not participate in the plan as he was not an employee at the time these awards were granted.
NEOs as a group received 57,530 shares of Wabtec common stock with a value at payout of $2,376,277.
The Company also made two special awards during 2019 related to the closing of the merger with GE Transportation. First, some employees, including each of the named executive officers other than Mr. Santana, received a “special success award” in the form of restricted shares vesting annually over three years following the grant in March 2019. These awards were intended to reward individuals who expended significant time and effort beyond their normal duties to ensure the successful closing of the merger and provide additional retention incentives tied to our stock price for individuals critical to the merger’s long-term success. Second, a broad group of employees, including each of the named executive officers, received a “special synergy award” in the form of restricted shares that vest based on our achievement of specified cost-savings and other net synergy goals achieved as a result of the merger. These awards are intended to focus award recipients on achieving net synergy goals for the merger that will help drive long-term shareholder value. The awards measure performance against these goals annually for each of 2019, 2020, and 2021, with vesting on each of the three anniversary dates of the award. Depending on the degree of achievement of the performance goals for a year, anywhere from 0% to 50% of the award can vest as of that year’s vesting date. For 2019, the annual performance goal was a target net synergies of $16,000,000, and actual performance was net synergies of $94,000,000, which exceeded target by more than 120%. As a result, 50% of the net synergy awards became vested on the first vesting date in March 2020.
Stock Ownership Requirements. In February 2007, Wabtec approved stock ownership guidelines for executive management and for non-employee board members. These guidelines were established to encourage our key employees and Board members to own and retain shares of stock. The guidelines are as follows: President and CEO to accumulate shares having a value equal to seven times base salary; executive officers to accumulate shares having a value equal to three times base salary; general managers and equivalent to accumulate shares having a value equal to two times base salary; and non-employee Board members to accumulate shares having a value equal to four times their cash retainer. These ownership guidelines are to be achieved within three to five years and are defined as a multiple of base salary for executives and a multiple of cash compensation for the non-employee board members. As of December 31, 2019, except for Ms. Klee, Ms. Harty and Mr. Santana, each of the executive officers and non-employee board members has met their required stock ownership described above (including any shares deferred pursuant to the Deferred Compensation Plan). As of January 31, 2020, our directors and executive officers as a group owned approximately 5.35% of our common stock.
Recoupment Policy. In the event of a financial restatement or a determination by the Board of Directors that misconduct by a responsible party caused financial or reputational harm to Wabtec, the Compensation Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Misconduct shall include any intentional or reckless violation of Wabtec policies or any grossly negligent act of failure to act. The Compensation Committee will review all compensation that has been awarded to the responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.
Should the Board determine that recoupment is appropriate, Wabtec may recoup from the responsible parties, any cash bonuses and equity awards in reliance on the financial statements that were restated or for the year in which the financial harm occurred as well as any gains realized from the exercise of options to the extent the Compensation Committee determines that the gains were based on such financial statements or resulted from such misconduct.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[23]

Prohibition on Hedging. Wabtec considers it improper and inappropriate for any of its officers, including the named executive officers, and directors to engage in short-term or speculative transactions in Wabtec securities or in other transactions that may (i) lead to inadvertent violations of insider trading laws, (ii) reduce an officer’s or director’s incentive to improve Wabtec’s performance, (iii) focus the officer’s or director’s attention on short-term performance at the expense of long-term objectives, or (iv) otherwise engage in transactions to hedge or offset any decrease in the market value of Wabtec’s stock. To that end, Wabtec has adopted and maintains a policy covering transactions involving all Wabtec stock held by its officers or directors, including but not limited to stock held directly or indirectly by such officer or director and stock or other equity granted to an officer or director as part of their compensation.
The following transactions are prohibited by Wabtec officers and directors:
•	Short sales of Wabtec stock;
•	Buying and selling publicly traded Wabtec options;
•	Standing orders to buy or sell Wabtec stock;
•	Hedging or monetization transactions such as zero cost collars, forward sale contracts involving Wabtec stock;
•	Pledges of Wabtec stock as collateral for loans or margin accounts; or
•	Enter into Rule 10b5-1 plans to buy or sell Wabtec stock during blackout periods or when in possession of material, non-public information.
During a quiet period and with the prior approval of the Wabtec Legal Department, directors and officers are permitted to:
•	Conduct cashless exercises of options if no Wabtec securities are sold in the market to fund such exercise;
•	Continue regular and matching contributions in benefit plans;
•	Make gifts of Wabtec securities unless the recipient intends to sell the securities during the quiet period; and
•	Conduct transactions in previously approved and adopted Rule 10b5-1 plans.
Perquisites and Other Personal Benefits. Supplemental benefits are offered to selected executive officers with the goal of attracting and retaining key executive talent. Those perquisites may include: life and health insurance benefits, car and housing allowances, and social and health club dues.
Retirement Benefits. The Company maintains a qualified defined contribution program which includes a Company match on participant contributions which is provided to executives in the United States, on the same basis as is provided to other salaried employees of the Company who reside in the U.S. The Company also maintains various defined benefit plans which are provided to executives based on the same basis as are provided to other employees of the Company who reside or work outside the U.S.
Deferred Compensation Plan. In December 2009, the Board approved and adopted a deferred compensation plan for executive officers and non-employee directors. Under the terms of the plan, eligible employee executive officers may elect to defer their base salary, cash bonus and/or long term incentive payout. No NEOs deferred any compensation during 2019 or any prior years.
Post-Termination Compensation.
The Board of Directors has entered into employment continuation agreements with senior executive officers, including all of the NEOs except Mr. Santana. These agreements are discussed below generally, and only become effective in the event of a change of control of Wabtec. Also discussed below, certain of our benefit plans contain provisions that address termination of an individual or a change in control of the Company.
Tax Implications of Executive Compensation. Our deductions for compensation payable to the named executive officers (other than the Chief Financial Officer) are potentially limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent the aggregate amount paid to an executive officer exceeds $1 million. In 2018 and prior years, the Compensation Committee designed certain awards intended to be exempt from this deduction limit as “performance-based compensation,” including stock options and performance units. The Tax Cuts and Jobs Acts, however, eliminated the “performance-based compensation” exceptions under Section

[24]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

162(m) effective January 1, 2018, subject to a special rule that “grandfathers” certain awards or arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2018 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid after 2018 may not be fully deductible, depending on the application of the special grandfather rule. Compensation awarded after 2018 to our NEOs in excess of $1 million also will generally not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the NEOs, the Compensation Committee, consistent with past practice, will design compensation programs that are intended to serve the long-term interests of our company and stockholders, with deductibility of compensation being one of a variety of relevant factors.
Accounting Considerations with Regard to Compensation Practices. The Compensation Committee reviews on an on-going basis the impact of our compensation programs on Wabtec’s financial statements, including the accounting treatment of equity-based compensation, and the Compensation Committee’s decisions may be influenced by such factors.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[25]

Summary Compensation Table
This table shows the compensation for Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer, the three other most highly paid executive officers, other than the Chief Executive Officer and Chief Financial Officer, and the Executive Chairman of Wabtec at December 31, 2019. Mr. Betler, as Wabtec’s former Chief Executive Officer who left Wabtec effective July 1, 2019, is also included.
Name and Position	Year	Salary	Stock Awards (1)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Rafael Santana President and Chief Executive Officer	2019	$831,205	$5,003,742	$193,648	$1,427,880	$27,552	$7,484,027
Patrick D. Dugan, Executive Vice President and Chief Financial Officer	2019	$677,100	$2,733,575	$152,152	$668,320	$26,593	$4,257,740
	2018	$650,000	$1,550,664	$115,304	$516,723	$25,819	$2,858,510
	2017	$550,000	$1,035,895	$100,789	$0	$24,949	$1,711,633
Albert J. Neupaver (2) Executive Chairman	2019	$1,002,100	$4,040,322	$221,312	$1,236,383	$39,770	$6,539,887
	2018	$700,000	$2,615,300(2)	$411,800	$695,589	$28,714	$4,451,403
	2017	$632,500	$2,369,746(2)	$216,405	$0	$24,138	$3,242,789
David L. DeNinno Executive Vice President, General Counsel and Secretary	2019	$602,100	$2,196,749	$110,656	$568,155	$39,364	$3,517,024
	2018	$575,000	$1,306,578	$86,478	$400,000	$35,564	$2,403,620
	2017	$475,000	$739,925	$72,135	$0	$35,169	$1,322,229
Scott E. Wahlstrom, Executive Vice President and Chief Human Resources Officer	2019	$427,100	$1,010,081	$55,328	$333,737	$27,570	$1,853,816
Raymond T. Betler (6) Former President and Chief Executive Officer	2019	$625,000	$9,188,476	$944,034	$0	$5,034,883	$15,792,393
	2018	$1,250,000	$2,440,860	$288,260	$1,242,122	$29,006	$5,250,248
	2017	$1,000,000	$2,219,775	$216,405	$0	$23,352	$3,459,532
Stéphane Rambaud-Measson (7) Former Chief Operating Officer	2019	$271,027	$1,026,032	$0	$121,126	$6,566,543	$7,984,728
	2018	$900,000	$2,297,280	$0	$900,000	$203,894	$4,301,174
	2017	$851,929	$2,119,438	$0	$81,988	$62,314	$3,115,669
(1)
Reflects the aggregate grant date fair value dollar amount computed in accordance with FASB ASC Topic 718, which we refer to as “ASC 718”, related to the awards of a) restricted stock made to the named executive officers in March 2019 under the 2011 Stock Incentive Plan; and b) long-term incentive awards granted to the named executive officers in 2019 for the 2019-2021 performance period. For the assumptions used in the calculation of this amount under ASC 718, see Note 13 of the Notes to the Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2019. The value of the 2019 long term incentive award is based on probable achievement of the applicable target performance goals. The value of that award based on achievement of maximum performance level would be: for Mr. Santana – $1,977,780 ; for Mr. Dugan – $1,553,970; for Mr. Neupaver - $2,260,320; for Mr. DeNinno – $1,130,160; for Mr. Wahlstrom – $565,080. Also includes the incremental grant date fair value of certain performance units and restricted shares modified for Mr. Betler in accordance with his Transition Agreement with Wabtec dated April 24, 2019, and the incremental grant date fair value of certain performance units modified for Mr. Rambaud-Measson in accordance with his Separation Agreement with Wabtec dated February 13, 2019. See Grants of Plan-Based Awards for additional details.

(2)
Mr. Neupaver was paid as an executive officer of Wabtec from January 1, 2017 to May 31, 2017, and then as a non-employee director from June 1, 2017 to December 31, 2017. Mr. Neupaver’s salary for 2017 above reflects compensation as an employee of $432,500, as well as a cash retainer of $85,000, and an additional cash retainer of $115,000 as Chairman of the Board. Furthermore, Mr. Neupaver’s stock awards for 2017 above reflects an award as an employee of $2,219,715, as well as a stock retainer of 1,819 shares valued at $150,031 as Chairman of the Board. In May 2018, Mr. Neupaver was re-appointed Executive Chairman of the Board and an executive officer of the Company. Upon Mr. Neupaver’s re-appointment to Executive Chairman, Mr. Neupaver was awarded 20,000 shares of restricted stock, and 20,000 options.

(3)
Reflects the aggregate grant date fair value dollar amount computed in accordance with ASC 718 related to the named executive officers that had stock options granted during the year. For the assumptions used in the calculation of this amount under ASC 718, see Note 13 of the Notes to the Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	Reflects amounts earned by the named executive officers for fiscal years 2019, 2018 and 2017 under Wabtec’s annual incentive award plan. Payment for 2019 performance was made in February 2020.

[26]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

(5)	The following table sets forth a detailed breakdown of the items which compose “All Other Compensation” except for Mr. Rambaud-Measson which is set forth in Footnote 7 below:
Name	Year	Severance Payments	Tax Gross Up Payments*	Social and Health Club Dues	Company Matching Contribution to 401(k) Plan	Imputed Group Term Life Insurance Premium Payments	Total
Rafael Santana	2019	$0	$18,806	$0	$8,400	$1,066	$27,552

Patrick D. Dugan	2019	$0	$0	$7,861	$16,800	$1,932	$26,593
	2018	$0	$0	$7,387	$16,500	$1,932	$25,819
	2017	$0	$0	$7,117	$15,900	$1,932	$24,949

Albert J. Neupaver	2019	$0	$0	$12,302	$16,800	$10,668	$39,770
	2018	$0	$0	$5,649	$16,500	$6,565	$28,714
	2017	$0	$0	$3,725	$15,900	$4,513	$24,138

David L. DeNinno	2019	$0	$0	$17,021	$16,800	$5,543	$39,364
	2018	$0	$0	$13,599	$16,500	$5,465	$35,564
	2017	$0	$0	$14,018	$15,900	$5,251	$35,159

Scott E. Wahlstrom	2019	$0	$0	$7,764	$16,800	$3,006	$27,570

Raymond T. Betler	2019	$5,022,800	$0	$3,498	$5,600	$2,985	$5,034,883
	2018	$0	$0	$6,962	$16,500	$5,544	$29,006
	2017	$0	$0	$1,908	$15,900	$5,544	$23,352
*	For Mr. Santana, the tax gross up payment for 2019 represents a tax equalization payment related to his state of residence.
(6)
Mr. Betler terminated employment with Wabtec effective July 1, 2019 in accordance with a Transition Agreement dated April 24, 2019. See “Potential Payments Upon Termination or Change in Control” for additional details about that agreement. For purposes of this Summary Compensation Table: (i) “Stock Awards” includes, in addition to the grant date fair value of his regular annual restricted shares and performance units granted in March 2019, the aggregate incremental fair value of certain restricted share and performance unit awards that were modified by the Transition Agreement (including his March 2019 awards) to provide full vesting of the restricted shares and permit continued, prorated vesting of the performance units (subject to actual performance results); (ii) “Option Awards” includes, in addition to the grant date fair value of his regular annual options granted in March 2019, the aggregate incremental fair value of certain option awards that were modified by the Transition Agreement (including his March 2019 award) to provide full vesting; and (iv) “All Other Compensation” includes a cash severance payment and the value of benefits continuation required by the Transition Agreement.

(7)
Mr. Rambaud-Measson terminated employment with Wabtec on February 12, 2019 and in connection with that termination entered into a Separation Agreement and Consulting Agreement. See “Potential Payments Upon Termination or Change in Control” for additional details about these agreements. For purposes of this Summary Compensation Table: (i) “Salary” for 2019 includes monthly consulting fees paid under the Consulting Agreement for 2019; (ii) “Stock Awards” includes the aggregate incremental fair value of the 2017 and 2018 performance units that were modified by the Separation Agreement to permit continued, prorated vesting (subject to actual performance results); (iii) “Non-Equity Incentive Plan Compensation” includes the prorated annual bonus for 2019 as required by the Separation Agreement; and (iv) “All Other Compensation” includes the other cash severance payments and expense reimbursements required by the Separation Agreement, including (A) $3,600,000 in a lump sum cash severance payment, (B) $2,626,763 as a cash payment based on the May 1, 2019 fair market value of Wabtec’s common stock for certain forfeited restricted stock units, (C) $1,000 for certain 2019 tax services, (D) $12,192 in for certain travel and relocation benefits in 2019, and (E) $305,100 to satisfy certain French pension and unemployment insurance requirements. In addition, during 2019, Mr. Rambaud-Measson received a housing allowance of $4,797, a car allowance of $1,072 and tax gross-up payments of $15,619 related to his relocation expenses and car and housing allowances. Cash compensation was paid to Mr. Rambaud-Measson in both US dollars and euros, and for purposes of the Summary Compensation Table and other applicable tables in this proxy statement converted to U.S. dollars using an exchange rate of 1.13 US$ per euro determined as of March 15, 2019.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[27]

2019 Grants of Plan Based Awards
This table shows the equity based awards granted in 2019 to the named executive officers in 2019.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards: Number of Shares of Stock or Unit (#)s	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (7)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Santana		$0	$1,157,310	$2,603,948
	3/6/19				7,000	14,000	28,000				$988,890
	3/6/19							28,313(3)			$1,999,889
	3/6/19							9,800(4)			$692,223
	3/6/19					14,000(6)					$988,930
	3/6/19								9,800	$70.64	$193,648
	5/17/19							5,000(4)			333,850
Mr. Dugan		$0	$541,680	$1,218,780
	3/6/19				5,500	11,000	22,000				$776,985
	3/6/19							7,700(4)			$543,890
	3/6/19							10,000(5)			$706,350
	3/6/19					10,000(6)					$706,350
	3/6/19								7,700	$70.64	$152,152
Mr. Neupaver		$0	$1,002,100	$2,254,725
	3/6/19				8,000	16,000	32,000				$1,130,160
	3/6/19							11,200(4)			$791,002
	3/6/19							20,000(5)			$1,412,700
	3/6/19					10,000(6)					$706,350
	3/6/19								11,200	$70.64	$221,312
Mr. DeNinno		$0	$421,470	$948,308
	3/6/19				4,000	8,000	16,000				$565,080
	3/6/19							5,600(4)			$395,556
	3/6/19							10,000(5)			$706,350
	3/6/19					7,500(6)					$529,763
	3/6/19								5,600	$70.64	110,656
Mr. Wahlstrom		$0	$256,260	$576,585
	3/6/19				2,000	4,000	8,000				$282,540
	3/6/19							2,800(4)			$197,778
	3/6/19							3,750(5)			$264,881
	3/6/19					3,750(6)					$264,881
	3/6/19								2,800	$70.64	$55,328
Mr. Betler (9)		$0	$1,250,000	$2,812,500
	3/6/19				10,000	20,000	40,000				$1,412,700
	3/6/19							24,000(4)			$1,695,240
	3/6/19								14,000	$70.64	$276,640
	4/24/19				6,250	12,500	25,000				$954,750
	4/24/19				5,000	10,000	20,000				$763,800
	4/24/19				1,667	3,333	6,666				$254,651
	4/24/19							53,775			$4,107,335
	4/24/19								4,025	$61.33	$79,534
	4/24/19								5,250	$87.05	$103,740
	4/24/19								10,500	$71.79	$207,480
	4/24/19								14,000	$70.64	$276,640
Mr. Rambaud-Measson (10)		$0	$900,000	$2,025,000
	2/12/19				3,963	7,926	15,852				$575,903
	2/12/19				3,098	6,195	12,390				$450,129
(1)	Reflects the possible payments under Wabtec’s annual incentive award plan.
(2)
Reflects the grant of performance units for the three-year performance period of 2019-2021 approved by the Compensation Committee in February 2019 under Wabtec’s 2011 Stock Incentive Plan. These columns reflect the range of payouts possible for this grant. A performance unit is equal to a share of Wabtec common stock. If Wabtec achieves its three-year cumulative economic profit goal, then participants will earn the target number of performance units. In general, the goals increase each year taking into account expected market conditions, and are intended to reflect a superior performance by management. If Wabtec achieves the maximum three-year cumulative economic profit goal, a participant will earn a maximum number (equal to two times the target level) of performance units. If Wabtec achieves the threshold three-year cumulative economic profit goal, a participant will earn a threshold number (equal to one-quarter of the target level) of performance units. No performance units will be earned for performance below the three-year cumulative economic profit threshold and no additional performance units will be earned for performance exceeding the three-year cumulative economic profit maximum. Payouts for these awards, if any, will be made by March 31, 2022.

(3)
Reflects the grant of restricted stock to Mr. Santana on March 6, 2019 under Wabtec’s 2011 Stock Incentive Plan. One-fourth of the shares vested on March 1, 2020 and the remaining shares will vest in one-fourth increments on March 1, 2021, March 1, 2022, and March 1, 2023.

[28]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

(4)
Reflects the grant of restricted stock to the named executive officers on March 6, 2019 under Wabtec’s 2011 Stock Incentive Plan. One-third of the shares vested on March 1, 2020 and the remaining shares will vest in one-third increments on March 1, 2021 and March 1, 2022.

(5)
Reflects the grant of restricted stock to the named executive officers as a special success award on March 6, 2019 under Wabtec’s 2011 Stock Incentive Plan. One-third of the shares vested on March 1, 2020 and the remaining shares will vest in one-third increments on March 1, 2021 and March 1, 2022.

(6)
Reflects the grant of restricted stock to the named executive officers as a special synergy award on March 6, 2019 under Wabtec’s 2011 Stock Incentive Plan. One half of the shares vested on March 1, 2020 as the result of meeting predetermined synergy targets, and the remaining shares will vest March 1, 2021 and March 1, 2022 subject to meeting pre-determined synergy targets.

(7)
Reflects the grant of options to the named executive officers on March 6, 2019 under Wabtec’s 2011 Stock Incentive Plan. One-third of the shares vested on March 1, 2020 and the remaining shares will vest in one-third increments on March 1, 2021 and March 1, 2022.

(8)	Reflects the grant date fair value computed in accordance with ASC 718.
(9)
The awards with a grant date of April 24, 2019 are the previously granted performance units, restricted shares and options that were modified as a result of the Transition Agreement between Wabtec and Mr. Betler dated April 24, 2019, which provided for (i) continued, prorated vesting of the performance units subject to actual performance results, and (ii) full vesting of all unvested restricted shares and options, all effective upon his July 1, 2019 separation date.

(10)
The awards with a grant date of February 12, 2019 are the previously granted performance units that were modified as a result of the Separation Agreement between Wabtec and Mr. Rambaud-Measson dated February 13, 2019, which provided for continued, prorated vesting of the performance units subject to actual performance results.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[29]

2019 Outstanding Equity Awards at Fiscal Year-End
This table provides information concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2019 for the named executive officers. All share and per share amounts below have been adjusted to reflect the two for one stock split (in the form of a 100% stock dividend) of Wabtec common stock effected on June 11, 2013.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Rafael Santana	0	9,800	$				14,000	$1,091,020
			70.64	3/6/2029	9,800(6)	$763,714
							14,000(9)	$1,091,020
					28,313(12)	$2,206,432
					5,000(6)	$389,650
Patrick D. Dugan							27,050	$2,108,007
	875	0	$87.03	2/10/2025	1,050(3)	$81,827
	1,050	1,050	$61.33	2/9/2026	7,500(7)	$584,475
	1,225	2,450	$87.05	2/7/2027	2,450(4)	$190,929
	1,400	4,200	$71.79	2/6/2028	4,200(8)	$327,306
	0	7,770	$70.64	3/6/2029	4,000(5)	$311,720
					7,700(6)	$600,061
							10,000(9)	$779,300
					10,000(10)	$779,300
Albert J. Neupaver							43,250	$3,370,473
	40,500	0	$28.70	2/15/2021	4,025(3)	$313,668
	30,800	0	$35.29	2/14/2022	5,250(4)	$409,133
	23,800	0	$48.29	2/12/2023	15,000(11)	$1,168,950
	15,400	0	$72.82	2/11/2024	11,200(6)	$872,816
	13,000	0	$87.03	2/10/2025			10,000(9)	$779,300
	12,075	4,025	$61.33	2/9/2026	20,000(10)	$1,558,600
	5,250	5,250	$87.05	2/7/2027
	5,000	15,000	$94.87	5/18/2028(11)
	0	11,200	$70.64	3/6/2029
David L. DeNinno							19,750	$1,539,118
	875	0	$87.03	2/10/2025	1,050(3)	$81,827
	1,050	1,050	$61.33	2/9/2026	12,000(7)	$935,160
	875	1,750	$87.05	2/7/2027	1,750(4)	$136,378
	1,050	3,150	$71.79	2/6/2028	4,000(8)	$311,720
	0	5,600	$70.64	3/6/2029	3,150(5)	$245,480
					5,600(6)	$436,408
							7,500(9)	$584,475
					10,000(10)	$779,300
Scott Wahlstrom	6,000	0	$28.69	2/15/2021			9,990	$778,521
	5,040	0	$35.29	2/14/2022	700(3)	$54,551
	3,920	0	$48.29	2/12/2023	3,250(7)	$253,273
	2,590	0	$72.82	2/11/2024	910(4)	$70,916
	2,400	0	$87.03	2/10/2025	2,000(8)	$155,860
	2,100	700	$61.33	2/9/2026	1,575(5)	$122,740
	910	910	$87.05	2/7/2027	2,800(6)	$218,204
	525	1,575	$71.79	2/6/2028			3,750(9)	$292,238
	0	2,800	$70.64	3/6/2029	3,750(10)	$292,238

[30]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Raymond T. Betler							27,709	$2,159,362
	2,750	0	$87.03	6/30/2020
	8,050	0	$61.33	6/30/2020
	7,875	0	$87.05	6/30/2020
	14,000	0	$71.79	6/30/2020
	14,000	0	$70.64	6/30/2020
Stéphane Rambaud-Measson							15,310	$1,193,108
(1)
Option awards granted to the NEOs prior to March 1, 2019 vest one-fourth per year beginning on March 1 of the year after the grant date. Option awards granted to the NEOs after March 1, 2019 vest one-third per year beginning on March 1 of the year after the grant date.

(2)
This represents the aggregate number of actual performance units granted relative to the 2017-2019 long-term incentive plan, the target performance units that would be paid out upon the Company meeting financial goals relative to the 2018-2020 long-term incentive plan and the target performance units that would be paid out upon the Company meeting financial goals relative to the 2019-2021 long-term incentive plan multiplied by the fair market value of Wabtec common stock price as of December 31, 2019.

(3)
This represents the number of restricted shares of Wabtec stock that were granted in 2016 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2019. One-fourth of this award vested on March 1, 2017, March 1, 2018, March 1, 2019 and March 1, 2020.

(4)
This represents the restricted shares of Wabtec stock that were granted in 2017 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2019. One-fourth of this award vested on March 1, 2018, March 1, 2019 and March 1, 2020, and the remaining shares will vest on March 1, 2021.

(5)
This represents the number of restricted shares of Wabtec stock that were granted in 2018 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2019. One-fourth of this award vested on March 1, 2019 and March 1, 2020, and the remaining shares will vest in one-fourth increments on March 1, 2021, and March 1, 2022.

(6)
This represents the number of restricted shares of Wabtec stock that were granted in 2019 to the executive under the 2011 Stock Incentive Plan and that remain unvested as of December 31, 2019. One-third of this award vested on March 1, 2020 and the remaining shares will vest in one-third increments on March 1, 2021 and March 1, 2022.

(7)
This represents the number of restricted shares of Wabtec stock that were granted to the executive in 2016 under the 2011 Stock Incentive Plan that remain unvested as of December 31, 2019. The entire grant of shares is subject to cliff vesting four years from the date of grant and will vest in full on December 13, 2020.

(8)
This represents the number of restricted shares of Wabtec stock that were granted to the executive under the 2011 Stock Incentive Plan that remained unvested as of December 31, 2019. One half of the shares vested on December 31, 2019, and the remaining shares will vest in one-quarter increments on December 31, 2020 and December 31, 2021.

(9)
This represents the number of restricted shares of Wabtec stock that were granted to the executive as a special synergy award in 2019 under the 2011 Stock Incentive Plan that remained unvested as of December 31, 2019. One half of the shares vested on March 1, 2020 as the result of meeting pre-determined synergy targets, and the remaining shares will vest on March 1, 2021 and March 1, 2022 subject to meeting predetermined synergy targets.

(10)
This represents the number of restricted shares of Wabtec stock that were granted to the executive as a special success award in 2019 under the 2011 Stock Incentive Plan that remained unvested as of December 31, 2019. One-third of this award vested on March 1, 2020 and the remaining shares will vest in one-third increments on March 1, 2021 and March 1, 2022.

(11)
This represents the number of restricted options and shares of Wabtec stock that were granted to the executive under the 2011 Stock Incentive Plan that remained unvested as of December 31, 2019. One quarter of the options and shares vested on February 25, 2019. The remaining options and shares will vest upon transition to a non-executive chairman role upon approval of Wabtec’s board of directors.

(12)
This represents the number of restricted shares of Wabtec stock that were granted to the executive in 2019 under the 2011 Stock Incentive Plan that remained unvested as of December 31, 2019. One-fourth of this award vested on March 1, 2020, and the remaining shares will vest in one-fourth increments on March 1, 2021, March 1, 2022, and March 1, 2023.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[31]

Option Exercises and Stock Vested
This table provides information concerning vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2019 for the named executive officers on an aggregate basis.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (3)	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Rafael Santana	0	$0	0	$0
Patrick D. Dugan	0	$0	13,436	$994,003(2)
Albert J. Neupaver	0	$0	33,531	$2,445,319(2)
David L. DeNinno	0	$0	12,736	$943,159(2)
Scott E. Wahlstrom	0	$0	7,463	$550,601(2)
Raymond T. Betler	0	$0	85,281	$6,134,934(2)
Stéphane Rambaud-Measson	0	$0	35,183	$2,626,763
(1)	Calculated by multiplying the number of shares of restricted stock that vested by the market price of Wabtec’s common stock on the vesting date.
(2)
This includes a payout under the 2016-2018 long-term incentive plan. Under this plan, Mr. Dugan, Mr. Neupaver, Mr. DeNinno, Mr. Wahlstrom and Mr. Betler earned and received on March 20, 2019, a payout of 4,886, 18,731, 4,886, 3,258 and 18,731 shares of Wabtec common stock, respectively, with the respective values on that date of $351,816, $1,348,726, $351,816, $234,592, and $1,348,726. Mr. Santana and Mr. Rambaud-Measson did not participate in the 2016-2018 long-term incentive plan.

Post-Employment Compensation
Nonqualified Deferred Compensation
Wabtec sponsors a deferred compensation plan for executive officers and non-employee directors. Under the terms of the plan, eligible employee executive officers may elect to defer their base salary, cash bonus and/or long term incentive payout. None of the named executive officers currently have any benefit under this plan.
Potential Payments Upon Termination or Change in Control
Severance Arrangement for Mr. Santana
In connection with becoming an employee of the Company as part of the merger with GE Transportation, the Company agreed to provide Mr. Santana with severance payments in case of his termination by the Company without “cause” or his termination as a result of certain adverse changes in his job (commonly known as “good reason”). Mr. Santana does not currently have an employment continuation agreement with the Company as described below for the other named executive officers.
Under this arrangement, if the termination occurs on or before December 1, 2020, Mr. Santana would receive a severance payment equal to twenty-four months’ base salary and 150% of his target bonus. If the termination occurs after December 1, 2020, he would receive a severance payment equal to twenty-four months’ base salary and 100% of his target bonus. In either case, he would also retain pro-rated participation in any three-year long-term incentive plans of the Company (which will vest at the end of the performance period based on actual performance results). For purposes of this arrangement, “cause” means (i) the willful and continued failure by Mr. Santana to substantially perform his duties to the Company; (ii) the willful or grossly negligent engaging by Mr. Santana in misconduct which is materially injurious to the Company, monetarily or otherwise; or (iii) the conviction of Mr. Santana for any felony or charge of moral turpitude. “Good reason” for this arrangement means (i) diminution of Mr. Santana’s duties, authority level or responsibilities; (ii) Mr. Santana being required to report to any person other than the Chairman of the Company; (iii) reduction of Mr. Santana’s annual compensation; or (iv) a change of control or ownership of the Company. Had Mr. Santana’s employment terminated on December 31, 2019 without cause or for good reason under this arrangement, he would have been entitled to a cash severance payment in the amount of $4,441,620.
Employment Continuation Agreements with Certain Executive Officers
Wabtec entered into employment continuation agreements with senior executive officers, including the following: Patrick D. Dugan, Albert J. Neupaver, David L. DeNinno and Scott E. Wahlstrom (each an “Agreement” and collectively, the “Agreements”). The purpose of the Agreements is to ensure that, in the event Wabtec is confronted

[32]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

with a situation that could result in a change in ownership or control of the Company, the named executive officers are provided certain financial assurances to enable them to perform the responsibilities of the position without undue distraction and to exercise judgment without bias due to personal circumstances, since continuity of management will be essential to its ability to evaluate and respond to such situation in the best interests of stockholders. Under each Agreement, if the executive is employed on the date on which a change of control, as defined in the Agreements, occurs then the executive will be entitled to remain employed by Wabtec until the 24-month anniversary of the change of control, subject to certain termination provisions. Each Agreement contains standard confidentiality and other restrictive covenants, including restrictions for a period of one year following termination of the executive’s employment on soliciting business or employees away from us or providing any services that may compete with our business.
During the employment period, the executive will (a) receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control, (b) be afforded the opportunity to receive a cash bonus (i) on terms and conditions no less favorable to the executive than the annual cash bonus opportunity made available to the executive for the fiscal year ended immediately prior to the change of control and (ii) in an amount not less than the target cash bonus amount for the executive in the fiscal year ending immediately prior to the change of control, (c) participate in all long-term incentive compensation programs for key executives and benefit plans at a level that is commensurate with the executive’s opportunity to participate in such plans immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (d) receive fringe benefits and office and support staff at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (e) receive expense reimbursement at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive thereafter and (f) be indemnified, during and after his employment period, for claims arising from or out of the executive’s performance as an officer, director or employee of Wabtec or any of its subsidiaries, or in any other capacity while serving at the request of the Company, to the maximum extent permitted by applicable law and Wabtec’s governing documents. Wabtec is also required to maintain existing or comparable insurance policies covering such matters at a level of protection that is no less than that afforded under the Company’s governing documents in effect immediately prior to the change of control.
Death or Disability. If an executive’s employment is terminated after a change of control due to death or disability, the executive will receive only the executive’s base salary through the date of termination, any vested amounts or benefits under Wabtec’s benefit plans, including any benefits payable for death or disability under applicable plans or policies. If, after a change of control, any of the named executive officers had terminated employment due to death at December 31, 2019, the value of the life insurance benefits payable under Wabtec’s plan to such executive would have been: Mr. Dugan $1,000,000, Mr. Neupaver $1,000,000, Mr. DeNinno $904,000, and Mr. Wahlstrom $1,491,000 or, in the case of termination for disability at December 31, 2019, the value of the disability benefits under Wabtec’s plan to such executive would have been: Mr. Dugan $300,000, Mr. Neupaver $0, Mr. DeNinno $300,000, and Mr. Wahlstrom $256,260.
For Cause/Voluntary Termination. If, after a change of control, an executive’s employment is terminated by Wabtec for cause (as defined in the Agreements), or the executive voluntarily terminates his or her employment other than for good reason (as defined in the Agreements), the executive will receive only the executive’s base salary through the date of termination and any vested amounts or benefits under Wabtec’s benefit plans, including accrued but unpaid vacation. If, after a change of control any of the five named executive officers had been terminated by the Company for cause, or the executive voluntarily terminated his employment other than for good reason, at December 31, 2019, no benefits would have been payable to Messrs. Dugan, Neupaver, DeNinno, and Mr. Wahlstrom.
Other than for Cause/Good Reason. If, after a change of control, an executive’s employment is terminated by Wabtec other than for cause or the executive terminates his employment for good reason the executive will receive (a) the executive’s base salary through the date of termination, (b) a cash amount equal to two times the sum of the executive’s annual base salary and the target cash bonus amount for the executive for the fiscal year ending immediately prior to the change of control, and (c) any vested benefits under Wabtec’s benefit plans, including benefits under the 2011 Stock Incentive Plan. The executive will also be entitled to continue participation in all of Wabtec’s employee and executive welfare and fringe plans until the earlier of the 24-month anniversary of the termination date and the date the executive becomes eligible for comparable benefits under a similar plan, policy or

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[33]

program of a subsequent employer. The amounts described may be subject to reduction as may be necessary to avoid characterization of amounts as “excess parachute payments” under the Internal Revenue Code. (if a reduction would result in the executive receiving a greater amount after taxes). Wabtec does not provide gross-up payments for excise taxes related to “excess parachute payments.” If, after a change of control, any of the five named executive officers had been terminated by the Company other than for cause, or if the executive had terminated his employment for good reason, at December 31, 2019, the value of the benefit to such executive would have been: Mr. Dugan $2,460,360, Mr. Neupaver $4,031,200, Mr. DeNinno $2,069,940, and Mr. Wahlstrom $1,389,520.
Potential Change of Control. If, after the occurrence of a potential change of control, as defined in the Agreement, and prior to a change of control, (a)(i) an executive’s employment is terminated by the Company other than for cause or by the executive for good reason or (ii) the Company terminates the Agreement and (b) a change of control, which also constitutes certain changes in ownership or effective control under Section 409A of the Internal Revenue Code of 1986, as amended, occurs within one year of the termination, the executive will be deemed, solely for purposes of determining the executive’s rights under the Agreement, to have remained employed until the change of control and to have been terminated by the Company without cause immediately after the change of control. In such case, at December 31, 2019, the value of severance benefits to the executive would have been: Mr. Dugan $2,460,360, Mr. Neupaver $4,031,200, Mr. DeNinno $2,069,940, and Mr. Wahlstrom $1,389,520.
Wabtec may terminate the Agreements at any time prior to the occurrence of a change of control without liability, except as may arise in circumstances relating to a potential change of control.

[34]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Outstanding Stock Awards
Under the 2000 Stock Incentive Plan and the 2011 Stock Incentive Plan, in instances of disability, death during employment or a Section 8 or 11 Event as defined in the Plans, respectively, which generally includes a change of control of Wabtec, all outstanding options become exercisable even if not otherwise exercisable. In addition, in the case of a Section 8 or 11 Event, all outstanding options are subject to being cashed out automatically based on the difference between the option exercise price and the value of Wabtec stock in connection with the Section 8 or 11 Event. In instances of a Section 8 or 11 Event only, all restrictions on restricted stock or restricted stock units lapse. For performance units, in instances of a Section 8 or 11 Event, all performance units are deemed to have been fully earned regardless of the attainment of performance targets. The following table provides the value of such benefits for each of our named executive officers as if the applicable event occurred on December 31, 2019:
Name	Disability	Death During Employment (1)	Section 8 or 11 Event (2)
Mr. Santana
Options	$71,491	$71,491	$71,491
Restricted Stock			$4,450,816
Performance Units(3)			$2,218,040
Mr. Dugan
Options	$99,390	$99,390	$125,415
Restricted Stock			$3,654,917
Performance Units(3)			$4,052,360
Mr. Neupaver
Options	$148,519	$148,519	$4,440,327
Restricted Stock			$5,102,467
Performance Units(3)			$6,390,260
Mr. DeNinno
Options	$77,623	$77,623	$101,500
Restricted Stock			$3,510,747
Performance Units(3)			$2,961,340
Mr. Wahlstrom
Options	$41,717	$41,717	$706,630
Restricted Stock			$1,460,019
Performance Units(3)			$1,496,256
(1)
The Compensation Committee has discretion in instances of death during employment, voluntary termination with consent and retirement to decide to pay all or part of a performance award contingent upon achievement of performance and based on a variety of factors which may result in an incremental benefit to a named executive officer. The incremental benefit would be the same as that disclosed under the column titled “Section 8 or 11 Event” if the Compensation Committee decided to pay all of the award.

(2)
Our 2011 Stock Incentive Plan does not provide for gross-up payments in the event of an excise tax liability upon a change of control. Such gross-up payments may be made under our 2000 Stock Incentive Plan. However, under our Agreements, payments to an employee upon a change of control may be subject to limitations in the event that an excise tax liability would be triggered.

(3)	Assumes maximum number of units are paid and includes units which were vested as of December 31, 2019 but were not yet paid to participants.
2019 Severance of Mr. Betler
Mr. Betler’s employment with the Company terminated on July 1, 2019. In connection with that termination, in consideration for a release of claims, the Company provided Mr. Betler with the following severance benefits: (i) cash severance in the amount of $5,000,000 (two times the sum of his annual salary and his targeted 2018 bonus, as provided in his employment continuation agreement) paid as a lump sum in 2020, (ii) continued participation in Wabtec’s healthcare plans for 24 months, valued at $22,800, and (iii) accelerated vesting of his outstanding stock option and restricted stock awards and eligibility to receive a pro-rated award of performance units. See the Grants of Plan-Based Awards Table for the incremental accounting charges related to the additional equity vesting.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[35]

2019 Severance of Mr. Rambaud-Measson
On February 13, 2019, Mr. Rambaud-Measson and Wabtec entered into a Separation Agreement (the “Separation Agreement”) in connection with his resignation, effective as of February 12, 2019 (the “Separation Date”). The Separation Agreement provides Mr. Rambaud-Measson with additional benefits greater than what he would otherwise be entitled to receive in connection with the end of his employment as consideration for his agreement to comply with certain restrictive covenants. Pursuant to the terms of the Separation Agreement, Wabtec has provided Mr. Rambaud-Measson the following:
•	a lump-sum cash payment of $3,600,000 to satisfy severance requirements;
•	eligibility to receive a pro-rated annual bonus for calendar year 2019 based on the number of days worked from January 1, 2019 through the Separation Date and Wabtec’s actual performance;
•	eligibility to receive a pro-rated award related to the performance units previously granted to Mr. Rambaud-Meassonbased on Wabtec’s actual performance during the applicable performance period;
•	a lump-sum cash amount equal to the fair market value as of May 1, 2019 of 35,183 restricted stock units previously granted to Mr. Rambaud-Measson under Wabtec’s 2011 Stock Incentive Plan;
•	tax planning advice and tax return preparation services from Deloitte for calendar years 2018, 2019 and 2020;
•	reimbursement for relocation expenses in connection with Mr. Rambaud-Measson’s relocation to Germany and other related reimbursements; and
•	a lump-sum cash payment of 270,000 Euros to satisfy certain French pension and unemployment insurance requirements.
The aggregate value of these payments was $6,545,055.
In addition to the Separation Agreement, Wabtec and Mr. Rambaud-Measson entered into a Consulting Agreement, dated as of February 12, 2019 (the “Consulting Agreement”), pursuant to which Mr. Rambaud-Measson will receive a fee of $16,500 per month for providing consulting services to Wabtec through February 11, 2020 and be obligated to comply with certain non-competition, non-solicitation and other restrictive covenants during the same term.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Santana, our Chief Executive Officer.
For 2019, our last completed fiscal year:
•	the annual total compensation of our median employee of our company (other than our CEO) was $42,045; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented on page 26, was $7,484,027.
Based on this information, for 2019, the ratio of the annual total compensation of Mr. Santana, our Chief Executive Officer, to the median of the annual total compensation of all employees was approximately 178 to 1.
To identify the median employee among of all our employees (excluding the CEO), as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•	We selected December 31, 2019 as the date upon which we would identify the median employee.
•
We determined that, as of December 31, 2019, our employee population for pay ratio disclosure purposes consisted of approximately 27,521 individuals. We did not use any statistical sampling techniques.

•	To identify the median employee from our employee population, we used total target cash compensation reflected in our payroll records for those employees.

[36]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

•
In making these determinations, we annualized the compensation of all permanent employees who were hired in 2019 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.

•
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K, resulting in annual total compensation of $42,045.

•
Mr. Santana became our Chief Executive Officer effective July 1, 2019, but his compensation for the full year was representative of his Chief Executive Officer role, and his salary and annual incentive award reported in the Summary Compensation Table reflected a full year of work. Therefore we did not otherwise adjust or annualize his compensation for purposes of determining the pay ratio noted above

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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Director Compensation
The following table provides information concerning the compensation of our non-employee directors for the period January 1, 2019 through December 31, 2019:
Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Phillipe Alfroid	$100,000	$150,032	$250,032
Robert J. Brooks	$0	$0	$0
Erwan Faiveley	$100,000	$150,032	$250,032
Emilio A. Fernandez	$115,000	$150,032	$265,032
Lee B. Foster, II(3)	$117,500	$150,032	$267,532
Linda A. Harty	$120,000	$150,032	$270,032
Michael W. D. Howell	$100,000	$150,032	$250,032
William E. Kassling(4)	$130,000	$150,032	$280,032
Brian P. Hehir	$100,000	$150,032	$250,032
Ann Klee	$41,667	$62,485	$104,152
(1)
Reflects the aggregate grant date fair value dollar amount calculated in accordance with ASC 718 related to the awards of stock to the directors under the 1995 Non-Employee Directors’ Fee and Stock Option Plan. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
The annual award of the $150,032 stock retainer was made on May 17, 2019, with each non-employee director being granted 2,247 restricted shares of Wabtec common stock with a grant date fair market value of $66.77 per share. Mr. Brooks retired from the Board prior to this grant and therefore did not receive it. Ms. Klee was granted 816 restricted shares of Wabtec common stock with a grant date fair market value of $76.58 per share upon joining the Board of Directors on December 5, 2019.

(3)	Mr. Foster elected to defer 100% of the stock retainer.
(4)	Mr. Kassling serves as non-employee Lead Director.
Each non-employee director who remained in service after the May 2019 annual meeting receives an annual cash retainer of $100,000 and an annual stock retainer of $150,000 for their services as a director, which includes all meeting attendance. In addition, our non-employee Lead Director receives an additional annual retainer of $30,000 and our committee chairs receive additional annual retainers as follows: Compensation Committee Chairperson receives $17,500, Audit Committee Chairperson receives $20,000, and Nominating and Governance Committee Chairperson receives $15,000. All directors are reimbursed for their out of pocket expenses incurred in connection with attendance at meetings and other activities related to the board or its committees.
Each non-employee director was granted 2,247 restricted shares of Wabtec common stock based on the fair market value of Wabtec stock on May 17, 2019 ($66.77). Ms. Klee was granted 816 restricted shares of Wabtec common stock based on the fair market value of Wabtec stock on December 5, 2019 ($76.58). The 2019 stock retainer is restricted and will vest on May 17, 2020. If a director voluntarily resigns or is otherwise terminated within 12 months from the grant of the restricted shares, the director will forfeit the shares.
In December 2009, the Board approved and adopted a Deferred Compensation Plan for executive officers and non-employee directors. Under the terms of the plan, eligible directors may defer the annual stock and/or cash retainer, provided that any deferral of the stock retainer will be subject to the same vesting and forfeiture conditions as if the stock retainer had not been deferred. Deferred amounts, including any applicable earnings credited on the deferrals, will be paid out to the director following his termination of service with the Board. During 2019, Mr. Foster elected to defer 100% of the stock retainer.

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Proposal 2—Advisory (Non-Binding) Resolution Relating to the Approval of 2019 Named Executive Officer Compensation
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”), we are providing our stockholders with a non-binding vote to approve our executive compensation programs and arrangements in accordance with Section 14A of the Exchange Act.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk- taking. The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) reward senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our stockholders. A significant portion of total executive compensation is variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals that are intended to align the executives’ interests with those of our stockholders. In regard to compensation based on long-term performance, our objective is to provide a significant portion of such compensation in the form of equity awards.
Pursuant to the SEC rules, we are asking you to approve the 2019 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.
Under the Dodd-Frank Act and the related SEC rules, your vote on this resolution is an advisory or “non-binding” vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors of Wabtec about certain issues, like executive compensation. None of the Board, its committees or Wabtec is required by law to take any action in response to the stockholder vote. However, the Board values our stockholders’ opinions, and the Board intends to evaluate the results of the 2019 vote carefully when making future decisions regarding compensation of the named executive officers. The stockholder advisory vote in connection with our 2019 annual meeting received approximately 94% approval by our stockholders, indicating strong support of our compensation programs and policies. We believe that providing our stockholders with an advisory vote on our executive compensation program will further enhance communication with our stockholders, and it meets our obligations under the Dodd-Frank Act and the SEC’s rules.
Vote Required
This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.
The Board recommends that you approve the following resolution:
RESOLVED, that the stockholders approve the 2019 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.
The Board recommends you vote FOR the approval of the 2019 compensation of our named executive officers, as disclosed in this proxy statement pursuant to Regulation S-K of the SEC.

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Proposal 3—Amendment of the 2011 Stock Incentive Plan to increase the number of shares available for awards under the Plan
Background
On February 6, 2020, the Board approved, subject to stockholder approval, the amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “Amended and Restated Plan”). If the Amended and Restated Plan is approved by our stockholders, it will authorize (i) the issuance of an additional 5,300,000 shares and (ii) an extension of the term for the Amended and Restated Plan to the tenth anniversary of the 2020 Annual Meeting (i.e., May 15, 2030).
The Board recommends that stockholders approve the Amended and Restated Plan. The purposes of the Amended and Restated Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries. Given the changes in our workforce after the closing of the merger with GE Transportation, our existing share pool is not sufficient for our future needs. The additional shares to be made available if the Amended and Restated Plan is approved will address this challenge and represents a reasonable request based on the additional cost and dilution of those shares to stockholders.
Summary of the Amended and Restated Plan
The principal features of the Amended and Restated Plan are summarized below. The following summary of the Amended and Restated Plan does not purport to be a complete description of all of the provisions of the Amended and Restated Plan. It is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached to this proxy statement as Annex A. Except as noted below, the terms of the Amended and Restated Plan are substantially similar to the terms of the 2011 Stock Incentive Plan as originally approved by our stockholders and as subsequently further approved by our stockholders at the 2016 and 2017 Annual Meetings.
Number of Authorized Shares and Share Counting. Under the 2011 Stock Incentive as originally adopted, stockholders authorized awards of up to (i) 3,800,000 shares of our common stock (after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013), plus (ii) any shares which remained available for grant under the Company’s 2000 Stock Incentive Plan as of the original effective date of the 2011 Stock Incentive Plan (also after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013) plus (iii) 1,000,000 shares approved by our stockholders at the 2017 Annual Meeting. If the Amended and Restated Plan is approved by our stockholders, an additional 5,300,000 shares will be added to this share pool.
To the extent that any award is forfeited, or any option and tandem SAR (if any) or any free-standing SAR terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of common stock subject to such awards will again be available for awards under the Amended and Restated Plan. Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not count against the aggregate number of shares of stock available for grant under the Amended and Restated Plan.
If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the Amended and Restated Plan and any shares which are delivered back to the Company will not be added to the aggregate number of shares for which awards may be made under the Amended and Restated Plan. If shares of common stock are issued upon the exercise of a stock appreciation right (or SAR), all shares subject to the SAR are counted regardless of the number of shares issued upon exercise. In no event will shares repurchased by the Company with the proceeds of option exercises or otherwise be added back to the share pool.

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The Amended and Restated Plan includes certain limits on awards. All 5,300,000 of the additional shares being added to the share pool will be available for grant as incentive stock options. A participant may not be granted in any calendar year stock options and SARs covering more than 600,000 shares. The Amended and Restated Plan includes certain other individual award limits that applied to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, but because of changes to Section 162(m) made by the 2017 Tax Cuts and Jobs Act, those individual award limits will no longer be applicable as a practical matter.
Administration. The Amended and Restated Plan will be administered by a Committee appointed by the Board of Directors, which is at present the Compensation Committee (the “Committee”).
Subject to the provisions of the Amended and Restated Plan, the Committee has full and final authority, in its discretion, to make awards under the Amended and Restated Plan, and to determine the employees to whom each award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.
The Committee also has the power to interpret the Amended and Restated Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Amended and Restated Plan as it deems necessary and advisable in its administration of the Amended and Restated Plan.
Eligibility. Awards may be granted under the Amended and Restated Plan to employees of the Company and its subsidiaries as selected by the Committee. As of March 17, 2020, based on current grant practices, approximately 329 individuals were eligible to receive awards under the Amended and Restated Plan, including all 12 of our executive officers.
Types of Awards. The Amended and Restated Plan permits the granting of any or all of the following types of awards:
•
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

•
Stock Appreciation Rights. The Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Amended and Restated Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and

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cash, as determined by the Committee. The Committee may award common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, common stock, including but not limited to, unrestricted stock or dividend equivalents. Any such award shall be subject to such terms and conditions as established by the Committee.
•
Performance Units. Performance units may be granted by the Committee either alone or in addition to other awards under the Amended and Restated Plan and subject to the satisfaction of performance goals specified by the Committee. Performance units may be share-based or cash- based, including annual incentive awards. The Committee may select periods during which the performance goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned. The Committee decides whether the performance goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. Performance units will not have any voting rights and holders of performance units will not be shareholders of the Company unless and until shares of common stock are issued. Performance units generally may not be transferred by a participant.

Other Terms of Options and SARS. Unless the Committee determines otherwise, the following provisions of this paragraph will apply in the event of any termination of employment. If the employment of a participant who is not a Disabled Participant (as defined in the Amended and Restated Plan) is voluntarily terminated with the consent of the Company or a participant retires under any retirement plan of the Company or a subsidiary (i) any then outstanding incentive stock option held by the participant is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within three months after the date of termination of employment, whichever is the shorter period, and (ii) any non-statutory stock option or SAR held by the participant is exercisable (but only to the extent the stock option or SAR was exercisable immediately prior to the termination of employment of the participant) at any time prior to the expiration of the stock option or SAR or within one year after the date of termination of employment, whichever is the shorter period. If the employment of any participant is voluntarily terminated with such consent and such termination occurs because the participant is a Disabled Participant, any then outstanding stock option or SAR held by the participant is exercisable in full (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or SAR or within one year after the date of termination of employment, whichever is the shorter period. In the event of the death of a participant during employment, any then outstanding stock option or SAR is exercisable in full (whether or not so exercisable immediately prior to the death of the participant) by the person or persons entitled to do so under the will of the participant or, if the participant shall fail to make testamentary disposition of the stock option or SAR or shall die intestate, by the legal representative of the participant, in either case at any time prior to the expiration of the stock option or SAR or within one year after the date of death, whichever is the shorter period. In the event of the death of a participant after termination of employment during a period when a stock option or SAR is exercisable, any outstanding stock option or SAR held by the participant at the time of death is exercisable by the person or persons entitled to do so under the will of the participant or by the legal representative of the participant (but only to the extent the stock option or SAR was exercisable immediately prior to the death of the participant) at any time prior to the expiration of the stock option or SAR within one year after the date of death, whichever is the shorter period. If the employment of any participant terminates for any other reason, unless the exercise period of a stock option or SAR following termination of employment has been extended upon the occurrence of one or more of the events described under “Additional Rights in Certain Events” below, the rights of the participant under any then outstanding stock option or SAR terminate at the time of such termination of employment.
Unless the Committee, in its discretion, otherwise determines, no stock option or SAR granted under the Amended and Restated Plan is transferable other than by will or by the laws of descent and distribution, and a stock option or SAR may be exercised during a participant’s lifetime only by the participant. If the Committee determines that such an award is transferable it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.
Repricing Prohibited. The Amended and Restated Plan prohibits repricing of options or SARs without further shareholder approval. Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to

[42]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the common stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under “Miscellaneous,” below, is not a repricing.
Additional Rights in Certain Events. The Amended and Restated Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and SARs, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the Amended and Restated Plan (“Section 11 Events”). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 30% or more of the voting power of the Company, (ii) at any time less than 51% of the members of the Board of Directors are persons who were either directors on the effective date of the Amended and Restated Plan or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on the effective date of the Amended and Restated Plan or who were so approved, or (iii) the consummation of a merger, consolidation, share exchange, sale of assets or similar action, as a consequence of which the former shareholders of the Company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation.
Unless the agreement or an amendment thereto otherwise provides, but subject to certain participants described in Section 11 of the Amended and Restated Plan, notwithstanding any other provision contained in the Amended and Restated Plan, upon the occurrence of any Section 11 Event (i) all outstanding stock options and SARs become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and SARs held by a participant whose employment with the Company or a subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation rights, all restrictions applicable to restricted stock awards under the Amended and Restated Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable after the Section 11 Event.
Miscellaneous. The Board of Directors may alter or amend the Amended and Restated Plan at any time except that, without approval of the shareholders of the Company, no alteration or amendment may (i) increase the maximum aggregate number of shares of common stock for which awards may be made under the Amended and Restated Plan, (ii) make any changes in the class of employees eligible to be granted awards under the Amended and Restated Plan, (iii) change the maximum number of shares as to which awards may be made to any participant under the Amended and Restated Plan, (iv) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the Amended and Restated Plan pursuant to a grant of performance units or other stock-based awards, (v) change the restrictions regarding repricing explained above, (vi) change the option price or base price of any SAR permitted under the Amended and Restated Plan, or (vii) be made if stockholder approval of the amendment is at the time required for awards under the Amended and Restated Plan to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any other stock exchange on which the common stock may then be listed. In addition, no alteration or amendment of the Amended and Restated Plan may, without the written consent of the holder of any award theretofore granted under the Amended and Restated Plan, adversely affect the rights of such holder with respect thereto.
The Board of Directors may also terminate the Amended and Restated Plan at any time, but termination of the Amended and Restated Plan would not terminate any outstanding awards granted under the Amended and Restated Plan or cause a revocation or forfeiture of any restricted stock award under the Amended and Restated Plan.
The Amended and Restated Plan contains anti- dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the Amended and Restated Plan, in the various maximum limitations on awards under the Amended and Restated Plan, in the number of shares covered by outstanding

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awards under the Amended and Restated Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, acquisitions of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, revenue stock split, reorganization, share combination or recapitalization.
Awards to a participant may, in the Committee’s sole discretion at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such awards, be cancelled, suspended or required to be repaid to the Company if the participant (i) competes with the Company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the Company or its subsidiaries, or interferes with the Company’s or any of its subsidiaries’ relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the Company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the Company, its subsidiaries or certain related persons. Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the events described under “Additional Rights in Certain Events” above.
The Amended and Restated Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation). The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code. In such cases of deferral, the participant may be entitled to receive interest or dividends, or their equivalents, with respect to shares covered by the award, except in the case of unearned performance units or performance share units.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the Amended and Restated Plan generally applicable to the Company and to participants in the Amended and Restated Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long- term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

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With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, Restricted Stock Units, and Performance Units. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.
Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code such as Section 162(m).
Section 409A. We intend that awards granted under the Amended and Restated Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended and Restated Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended and Restated Plan until all tax withholding obligations are satisfied.
New Plan Benefits
The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended Plan are not presently determinable. As a result of the discretionary nature of the Amended and Restated Plan, it is not possible to state who the participants in the Amended and Restated Plan will be in the future or the number of options or other awards to be received by a person or group.
As of March 17, 2020, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the current 2011 Stock Incentive Plan: Mr. Neupaver, 193,192, Mr. Santana, 37,391; Mr. Dugan, 27,556; Mr. DeNinno, 50,258; and Mr. Wahlstrom, 32,067; all current executive officers as a group 376,604; all current directors who are not executive officers as a group - 0; each nominee for election as a director - 0; each associate of any of such directors, executive officers or nominees - 0; each other person who received 5% of the options - 0; and all employees of the Company, including all current officers who are not executive officers, as a group, 705,010. The closing price per share of our common stock as reported by the New York Stock Exchange on March 17, 2020 was $50.16.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[45]

Equity Compensation Plan Information
This table provides aggregate information as of December 31, 2019 concerning equity awards under Wabtec’s compensation plans and arrangements.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,413,079	$63.36	1,960,515
Equity compensation plans not approved by shareholders	—	—	—
Total	1,413,079	$63.36	1,960,515
(1)
Includes outstanding options, performance units and restricted stock units but does not include outstanding restricted stock awards of 540,408 shares. The weighted-average exercise price in column (b) does not take outstanding performance units or restricted stock units into account because those awards do not have an exercise price.

Vote Required
This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.
The Board recommends you vote FOR the approval of the Amended and Restated 2011 Stock Incentive Plan.

[46]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Proposal 4—Ratify Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2020. Although you are not required to ratify this appointment, we ask that you do. If you do not, the Audit Committee will reconsider its choice. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2019. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders to answer appropriate questions and make a statement if he or she so desires.
Vote Required
This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.
The Board recommends you vote FOR this proposal.
Fees to the Independent Registered Public Accounting Firm
The following table shows the aggregate fees for services provided by Ernst & Young LLP for the fiscal years ended December 31, 2019 and December 31, 2018:
	2019	2018
Audit Fees	$8,640,030	$5,677,642
Audit-Related Fees	$33,125	$379,409
Tax Fees	$2,452,505	$1,390,985
All Other Fees	$0	$0
Total Fees	$11,125,660	$7,448,036
Audit Fees
Audit fees include fees for audit services in connection with Wabtec’s annual financial statements, including the audit of internal control over financial reporting, the reviews of Wabtec’s quarterly reports on Form 10-Q, comfort letters, consents, and other services relating to Securities and Exchange Commission filings and statutory audits required internationally.
Audit-Related Fees
Audit-related fees include fees for services performed within the respective year primarily related to due diligence in connection with mergers and acquisitions and non-financial statement audits.
Tax Fees
Tax fees include fees for services related to tax compliance, including tax return preparation, tax advice and tax planning.

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All Other Fees
This category includes the aggregate fees billed for products and services provided by the independent accountants that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Ernst & Young LLP in 2018 and 2019 and determined that such services and fees are compatible with the independence of Ernst & Young LLP.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. All other permitted services are also pre- approved by the Audit Committee.
The Audit Committee has delegated its pre-approval authority to its Chairman if the fee to be approved does not exceed $100,000 as well as adjustments to any general pre-approval fee threshold up to $50,000.
All services provided by Ernst & Young LLP for fiscal year 2019 were pre-approved by the Audit Committee.

[48]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Business Relationships and Related Party Transactions
Pursuant to the terms of Wabtec’s amended by-laws, William E. Kassling and Emilio A. Fernandez will be nominated to be members of the Board so long as each person is able and willing to serve and each person beneficially owns a certain percentage of Wabtec common stock. Mr. Fernandez has indicated that he will not stand for re-election and will retire at the 2020 Annual Meeting.
Pursuant to the terms of a shareholders’ agreement entered into at the time of the acquisition of Faiveley Transport, S.A., two directors, presently Erwan Faiveley and Philippe Alfroid who were designated by the Faiveley shareholders in the shareholders’ agreement, were appointed to the Board. Until the date on which the Faiveley shareholders cease to own 50% of its initial Wabtec stock post closing, the Faiveley shareholders are entitled to designate two directors to be nominated by Wabtec to serve as Directors of Wabtec. Until the date on which the Faiveley shareholders cease to own 25% of their initial Wabtec stock post closing, the Faiveley shareholders are entitled to designate one director to be nominated by Wabtec to serve as a Director of Wabtec. Mr. Alfroid has indicated that he will not stand for re-election and will retire at the 2020 Annual Meeting. The Faiveley shareholders have stated that they do not intend to appoint a second director to replace Mr. Alfroid.
Ann Klee and Rafael Santana joined the Board in 2019 in connection with the acquisition of GE’s transportation business.
Related Party Transaction Approval Policy. Our board of directors has adopted written Related Party Transaction Policies and Procedures, a copy of which is available on Wabtec’s website at http://www.wabteccorp.com. Under this policy the Nominating and Corporate Governance Committee must review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. If advance approval is not feasible, the Nominating and Corporate Governance Committee must approve or ratify the transaction at its next scheduled meeting. Transactions required to be disclosed pursuant to Item 404 include any transaction between Wabtec and any officer, director or certain affiliates of Wabtec that has a value in excess of $120,000. In reviewing related party transactions, the Nominating and Corporate Governance Committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Wabtec, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to Wabtec.
During 2019, the Company’s GE Transportation subsidiary purchased dot peen and laser markers from Mecco Partners LLC (“Mecco”) in the amount of $179,268. Mr. Foster, a director of Wabtec, notified the Company that Mr. Foster and his immediate family members hold a one-third ownership interest in Mecco in the aggregate. Mr. Foster’s interest in this transaction is solely in his capacity as an owner of Mecco.
Also, during 2019, the Company’s GE Transportation subsidiary negotiated a lease for real property in Grove City, PA. The landlord of the leased building is the brother-in-law of Mr. DeNinno. The lease is for five years and the total rent for the term of the lease is $633,893.
For each of the aforementioned transactions, the Nominating and Corporate Governance Committee reviewed and approved the transaction.

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	[49]

Other Information
Code of Ethics
Wabtec has adopted a Code of Ethics for executive officers that includes the provisions required under applicable SEC regulations for a code of ethics. A copy of the Code of Ethics for executive officers is posted on our website at http://www.wabtec.com. In the event that we make any amendments to or waivers from this code, we will disclose the amendment or waiver and the reasons for such on our website.
Other Corporate Governance Information
Wabtec has adopted Corporate Governance Guidelines and a Code of Conduct that is applicable to all directors, officers and employees, each of which includes the provisions required under the NYSE regulations. Copies of our Corporate Governance Guidelines and Code of Conduct are posted on our website at http://www.wabtec.com.
Other Business
We do not expect any business to come before the annual meeting other than the proposals described in this proxy statement. If other business is properly raised, your proxy authorizes its holder to vote according to their best judgment.
Communication with the Board
The Board provides a process for interested parties to send communications to the Board or any of the directors of Wabtec. Communications to the Board or any director should be sent c/o the Secretary of Wabtec, 30 Isabella Street, Pittsburgh, PA 15212. All such communications will be compiled by the Secretary of Wabtec and submitted to the Board or the individual director at the next regularly scheduled meeting of the Board. Interested parties may also communicate directly with the non-employee directors at the email address nonmanagementdirectors@wabtec.com.
Expenses of Solicitation
Officers and employees may solicit proxies in person by telephone or facsimile. Wabtec pays no costs for proxy solicitation to any third party. Wabtec will pay approximately $50,000 to Broadridge Financial Solutions, Inc. (exclusive of printing and mailing fees) for sending the Notice, providing the Internet site for our proxy materials and providing proxy materials to any stockholder who requests them. We will also reimburse other nominees, custodians or fiduciaries who forward these materials to stockholders for their reasonable expenses in doing so.
Stockholder Proposals for Next Year
To be included in the proxy for the 2021 annual meeting, stockholder proposals must be submitted by December 4, 2020. Only proposals submitted on time may be eligible for inclusion in our proxy statement.
Our amended by-laws require that notice of business to be properly brought before the 2021 annual meeting of stockholders must be submitted to us between January 3, 2021 and February 2, 2021. Only matters for which we receive timely notice may be brought before the 2021 annual meeting.
Stockholder proposals to be brought before the 2021 annual meeting should be sent c/o the Secretary of Wabtec, 30 Isabella Street, Pittsburgh, PA 15212.
By order of the Board of Directors,
David L. DeNinno
Executive Vice President, General Counsel and Secretary

[50]	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

Annex A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
2011 STOCK INCENTIVE PLAN
(as amended and restated effective May 15, 2020)
SECTION 1
Purpose; Definitions
1.1 Purpose. The purposes of the 2011 Stock Incentive Plan, as amended and restated effective May 15, 2020 (the “Plan”), are to encourage eligible employees of Westinghouse Air Brake Technologies Corporation (the “Corporation”) and its Subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries.
1.2 Certain Definitions. In addition to terms defined herein in a place where they are used, the following terms are defined as set forth below:
(a) “Award” means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.
(b) “Base Price” shall have the meaning set forth in Section 5.3.
(c) “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation.
(d) “Fair Market Value” with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in such reliable publication as the Committee, in its sole discretion, may determine to rely upon: (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States of America securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on which the Common Stock is listed. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this definition. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.
(e) “Free-Standing SARs” shall have the meaning set forth in Section 5.2.
(f) “Participant” means an eligible employee selected by the Committee who has received an Award under the Plan and any transferee or transferees of such employee to the extent the transfer is permitted under the Plan.
(g) “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards. In the case of Qualified Performance-Based Awards, the “Performance Goals” means such performance goals based on one or more of

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	A-1

the following: (i) cash flow; (ii) earnings per share; (iii) earnings or income measures (including EBIT and EBITDA)); (iv) return measures (including return on assets, capital, invested capital, equity, sales, or revenue); (v) total shareholder return; (vi) share price performance; (vii) revenue; (viii) profit margin; (ix) customer metrics (including customer satisfaction, customer retention, or customer profitability); (x) productivity; (xi) expense targets; (xii) market share; (xiii) cost control measures; (xiv) balance sheet metrics; (xv) strategic initiatives; (xvi) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel, employee satisfaction or diversity; (xvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xviii) debt levels or reduction or debt ratios; (xix) operating efficiency; (xx) working capital targets; (xxi) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (xxii) environmental missions improvement; (xxiii) innovation as measured by a percentage of sales from new products; (xxiv) safety performance; (xxv) number of accounts; or (xvi) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, or operating income). Any business criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m), at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. Performance Goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance Goals may be absolute or relative (to the performance of one or more comparable companies or indices or based on year- over-year growth).
(h) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.
(i) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.
(j) “Tandem SARs” shall have the meaning set forth in Section 5.2.
SECTION 2
Administration
2.1 Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”) and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (a) “Non-Employee Directors” as then defined under Rule 16b-3 under the 1934 Act, or any successor rule, (b) “outside directors” under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”) or any successor provision, and (c) independent directors under the applicable rules of any applicable stock exchange, if the Common Stock is subject to such rules. The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:
(a) to select the employees to whom Awards may be made;
(b) to determine whether and to what extent incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other Awards of or based upon Common Stock, or any combination thereof, are to be granted hereunder;
(c) to determine the number of shares of Common Stock to be covered by each Award made hereunder;
(d) to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;
(e) subject to Section 2.5, to modify, amend or adjust the terms and conditions of any Award;
(f) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

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(g) to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);
(h) subject to Section 2.5, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;
(i) to decide all other matters that must be determined in connection with an Award;
(j) to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the employee;
(k) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and
(l) to otherwise administer the Plan.
In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance- Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code (“Covered Employees”) or persons subject to Section 16 of the 1934 Act.
2.2 Committee Action. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.
2.3 Committee Discretion. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the employees eligible under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award agreement.
2.4 Cancellation; Suspension; Clawback. Any or all outstanding Awards to a Participant may, at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such Awards, in the Committee’s sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid to the Corporation if, to the extent permitted by applicable law, the Participant (whether during or after termination of employment with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in Section 11) unless the agreement under Section 2.5 specifically so provides. Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding. In addition, Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street

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Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.
2.5 Agreements. The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award. The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement. Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical. Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant. All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant. Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.
SECTION 3
Eligibility
Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein; provided, however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.
SECTION 4
Shares Subject to the Plan
4.1 Number of Shares. Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be (i) 3,800,000 shares (after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013), plus (ii) any shares which remained available for grant under the Corporation’s 2000 Stock Incentive Plan as of the original effective date of this Plan (also after giving effect to the 2-for-1 stock split in the form of a stock dividend in June 2013), plus (iii) effective as of May 10, 2017, an additional 1,000,000 shares, plus (iv) effective as of May 15, 2020 upon stockholder approval, an additional 5,300,000 shares. The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 5,300,000 shares.
4.2 Individual Limits. Subject to adjustment under Section 4.5, the maximum number of each type of Award (other than cash-based performance units) granted to any Participant in any calendar year shall not exceed the following number of shares of Common Stock: (i) options and stock appreciation rights: 600,000 shares; and (ii) all Awards of restricted stock, restricted stock units, share-based performance units and other stock-based awards that are intended to be Qualified Performance-Based Awards: 600,000 shares. The maximum amount of cash-based performance unit Awards intended to be Qualified Performance-Based Awards granted to any Participant in any calendar year shall not exceed the following: (x) any cash-based performance unit Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee (an “annual incentive award”): $5,000,000; and (y) all other cash-based performance unit Awards: $5,000,000.
4.3 Share Counting.
(a) To the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free- Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards shall again be available for Awards under the Plan under Section 4.1. However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.

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(b) If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan. Shares of Common Stock that the Company may repurchase from time to time with proceeds from the exercise of options or otherwise shall not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.
(c) If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.
(d) Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free- Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.
(e) All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.
(f) Awards granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines (“substitute awards”) shall not be counted against the number of shares reserved under the Plan.
4.4 Common Stock. To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.
4.5 Adjustment and Substitution of Shares. In the event of a merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the

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cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1. No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 4.5, a Participant shall not have any rights with respect to any Corporate Transaction or Share Change.
4.6 Section 409A; Section 162(m); Incentive Stock Options. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto. If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.
SECTION 5
Grant of Stock Options and Stock Appreciation Rights
5.1 Types of Options; Limit on Incentive Stock Options. The Committee shall have authority, in its sole discretion, to grant “incentive stock options” pursuant to Section 422 of the Code, to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem). Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.
5.2 Types and Nature of Stock Appreciation Rights. Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options (“Tandem SARs”), or stock appreciation rights which are not granted in conjunction with options (“Free-Standing SARs”). Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the “Spread”), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been

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exercised. Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount. The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date. At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR. Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.
5.3 Exercise Price and Base Price.
(a) The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the “Base Price”), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a “Ten Percent Employee”), the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.
(b) In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.
5.4 Term; Vesting and Exercisability. The term of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.
5.5 Method of Exercise. Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time during the applicable term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars by certified or bank check or wire of immediately available funds. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:
(a) Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised); provided, however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;

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(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales;
(c) To the extent permitted by applicable law and if authorized by the Corporation, payment may be made by a “net exercise” by the Corporation withholding shares of Common Stock otherwise due to the Participant upon exercise; and/or
(d) With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.
5.6 Delivery; Rights of Shareholders. No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld. Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.
5.7 Nontransferability of Options and Stock Appreciation Rights. Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant’s guardian or legal representative). Any Tandem SAR shall be transferable only when the related stock option is transferable and with the related stock option.
5.8 Termination of Employment. Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:
(a) If the employment of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Participant”) is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;
(b) If the employment of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;
(c) If the employment of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

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(d) Following the death of a Participant during employment, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period;
(e) Following the death of a Participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable by such person entitled to do so under the will of the Participant or by such legal representative (but only to the extent the stock option or stock appreciation right was exercisable by the Participant immediately prior to the death of the Participant) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and
(f) Unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended as provided in Section 11.3, if the employment of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment shall automatically terminate.
Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation’s immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding. Without limitation of the foregoing, a termination of employment by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment in writing.
5.9 Other Terms and Conditions. Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.
SECTION 6
Restricted Stock
6.1 Restricted Stock Awards; Certificates. Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book- entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Westinghouse Air Brake Technologies Corporation 2011 Stock Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148.”
The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
6.2 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:
(a) The Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the

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attainment of Performance Goals and the continued service of the applicable Participant. The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured. In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.
(b) Subject to the provisions of the Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock. A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.
(c) Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable. Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.
(d) As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock. If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited. If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.
6.3 Permitted Transfers. Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing. A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

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SECTION 7
Restricted Stock Units
7.1 Restricted Stock Unit Awards. Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.
7.2 Terms and Conditions. Restricted stock units shall be subject to the following terms and conditions:
(a) The Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Award. The Committee shall determine the performance period(s) during which any Performance Goals are to be achieved. The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.
(b) Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the “Units Restriction Period”), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units. A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.
(c) Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below). Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).
SECTION 8
Performance Units
Performance units may be granted hereunder to eligible employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Performance units may be share-based or cash-based, including annual incentive awards. The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured. The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit. The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5. Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee. Performance units may be paid in a lump sum or in installments following the close of the performance period(s).

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The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units. Except in the case of a Qualified Performance- Based Award, the Committee at any time after the grant of performance units, in its sole discretion, may modify or waive any of the conditions applicable to an Award of performance units.
SECTION 9
Other Stock-Based Awards
The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such Award shall be subject to such terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards.
SECTION 10
Issuance of Shares
The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.
SECTION 11
Additional Rights in Certain Events
11.1 Definitions. For purposes of this Section 11, the following terms shall have the following meanings:
(1) The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.
(2) “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.
(3) A specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).
(4) “Continuing Directors” shall mean a director of the Corporation who either (a) was a director of the Corporation on the effective date of the Plan or (b) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule).
(5) “Section 11 Event” shall mean the date upon which any of the following events occurs:
(a) The Corporation acquires actual knowledge that any Person, other than the Corporation, a Subsidiary, or any employee benefit plan(s) sponsored by the Corporation or a Subsidiary, has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 30% or more of the Voting Power of the Corporation;
(b) At any time less than 51% of the members of the Board (excluding vacant seats) shall be Continuing Directors; or

A-12	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

(c) The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction;
provided, however, that if securities beneficially owned by a Participant are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a) above, then no Section 11 Event with respect to such Participant shall be deemed to have occurred by reason of such event.
11.2 Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 11 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Participant referred to in the proviso to Section 11.1(6)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.
11.3 Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options and stock appreciation rights held by a Participant (other than a Participant referred to in the proviso to Section 11.1(6)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.
11.4 Lapse of Restrictions on Restricted Stock Awards. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted stock Awards under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions (other than those applicable to a Participant referred to in the proviso to Section 11.1(6)) shall lapse upon the occurrence of any such Section 11 Event regardless of the scheduled lapse of such restrictions.
11.5 Vesting of Restricted Stock Units and Performance Units. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) (other than those held by a Participant referred to in the proviso to Section 11.1(6)) shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable after the Section 11 Event.
11.6 Code Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.
SECTION 12
Qualified Performance-Based Awards; Section 409A
12.1 Qualified Performance-Based Awards.
(a) The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	A-13

Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. With respect to Qualified Performance-Based Awards, within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.
(b) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award. Subject to the terms of any applicable Award agreement, the Committee may, in its discretion, reduce (but not increase) the amount of a settlement otherwise to be made in connection with a Qualified Performance- Based Award.
(c) Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.
12.2 Code Section 409A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.
SECTION 13
Effect of the Plan on the Rights of Employees and Employer
Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.
SECTION 14
Amendment or Termination
The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of employees eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock- based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under Section 5.3 of the Plan, (f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption. No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

A-14	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

SECTION 15
General Provisions
15.1 Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.
15.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the maximum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
15.3 Limitation of Liability. The grant of any Award shall not:
(a) give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;
(b) create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;
(c) create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or
(d) create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.
15.4 Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.
15.5 Governing Law and Interpretation. To the extent not preempted by federal Law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
15.6 Dispute Resolution. Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree

Wabtec Corp. l Proxy Statement for 2020 Annual Meeting	A-15

that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
15.7 Non-Transferability. Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.
15.8 Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that in no event shall interest, dividends or dividend equivalents be paid on any unearned performance units or performance share units until such units have vested.
15.9 Integration. The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.
15.10 Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
SECTION 16
Effective Date and Duration of Plan
The Plan was originally adopted by the Board effective as of March 28, 2011, and was subsequently approved by the Company’s stockholders at the 2011 annual meetings of stockholders and re-approved at the 2016 and 2017 annual meetings of stockholders. This amended and restated Plan shall become effective upon approval by the Company’s stockholders at the 2020 annual meeting of stockholders on May 15, 2020. No Award under the Plan may be made subsequent to May 15, 2030.

A-16	Wabtec Corp. l Proxy Statement for 2020 Annual Meeting

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D05574-P34416-Z76442

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR ALL nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

	For All	Withhold All	For All Except
1. Elect two directors for a term of three years expiring in 2023 01) Rafael Santana 02) Lee B. Foster, II	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. Approve an advisory (non-binding) resolution relating to the approval of 2019 named executive officer compensation.	☐	☐	☐
3. Approve the amendment to the 2011 Stock Incentive Plan to increase the number of shares available under the Plan.	☐	☐	☐
4. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business if properly raised at the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

Friday, May 15, 2020
11:30 a.m. Local Time

Wabtec Global Headquarters
30 Isabella Street
Pittsburgh, Pennsylvania 15212

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D05575-P34416-Z76442

proxy

The undersigned stockholder of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (the "Company") does hereby appoint Albert J. Neupaver and David L. DeNinno, or any one or both of them, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held Friday, May 15, 2020 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting. We are monitoring developments regarding the coronavirus or COVID-19 pandemic and preparing in the event any changes for the Annual Meeting are necessary or appropriate. If we determine to make any change, such as to the date, time or location or to hold the Annual Meeting by remote communication, we will announce the change in advance and provide instructions on how shareholders can participate at www.wabteccorp.com.

The undersigned stockholder hereby revokes all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Internet Availability of Proxy Materials describing how to access or receive paper or e-mail copies of the Notice of Annual Meeting of Stockholders and Proxy Statement for 2020 and the Annual Report to Stockholders for 2019.

If you requested a copy of the proxy materials by mail, you are urged to promptly return this proxy card in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that these shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting.

The shares represented by this proxy card will be voted as directed by the stockholder. If this proxy card is executed but no direction is given, such shares will be voted "FOR ALL" nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.